As filed with the Securities and Exchange Commission on May 2, 2008
An Exhibit List can be found on page II-4.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

STRIKER OIL & GAS, INC.
(Name of registrant in its charter)

Nevada	1311	75-1764386
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Road, Suite 975
Houston, Texas 77056
(713) 402-6700
 (Address and telephone number of principal executive offices and principal place of business)

Kevan Casey, Chief Executive Officer
STRIKER OIL & GAS, INC.
5075 Westheimer Road, Suite 975
Houston, Texas 77056
(713) 402-6700
 (Name, address and telephone number of agent for service)

Copies to:
Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, $.001 par value issuable upon conversion of secured convertible debentures	3,244,157	$0.88	$2,854,858.16	$112.20
Total	3,244,157		$2,854,858.16	$112.20

(1)
Represents shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 30, 2008, which was $0.88 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2008

PROSPECTUS

STRIKER OIL & GAS, INC.

3,244,157 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder of up to 3,244,157 shares of our common stock underlying outstanding secured convertible debentures in the face amount of $6,250,002.  The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  The selling stockholder may be deemed an underwriter of the shares of common stock which it is offering.  We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “SOIS”.  The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 30, 2008, was $0.75.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2008.

The information in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by Striker Oil & Gas, Inc. with the Securities and Exchange Commission.  The selling stockholder may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

All information contained herein relating to shares and per share data has been adjusted to reflect a 1:5 stock split effected on April 24, 2008.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

STRIKER OIL & GAS, INC.

We are engaged in the exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within the United States.  A majority of our operations are currently in the states of Louisiana, Mississippi and Texas.  Effective June 1, 2005, we acquired an approximate 35% working interest in the Abbeville Field located in Vermillion Parish, Louisiana.  In mid-2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in us owning a 95.4% and 72.7% working interest in each well, respectively.  In June 2005, we obtained a 40% before payout working interest, 30% after payout working interest, in the North Edna prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana.  The Lejuene Well No. 1 was drilled to a total depth of approximately 8,800 feet and encountered approximately 10 feet of oil pay in the Nonion Struma section.  The well was completed during the second quarter of 2006 and initially produced at approximately 120 barrels of oil per day beginning in August 2006.  The current formation from which the well was producing has depleted and the well has been recompleted to a new formation uphole from the existing depleted formation.  As of April 30, 2008, the Lejuene Well No. 1 is producing approximately 140 gross barrels of oil per day.

We also entered into an agreement to drill an approximate 6,800 foot well to test the Upper Tuscaloosa formation in Greene County, Mississippi.  The Lee Walley Estate Well No. 2 was drilled to a total depth of approximately 6,925 feet and encountered approximately six feet of oil pay sands.  The well has been completed and initially produced at approximately 85 barrels of oil per day.  The current formation from which the well was producing has been depleted and we are currently performing workover operations on the well to add additional perforations to increase production.  We have a 60% working interest and an approximate 47.55% net revenue interest.  In September 2006, we entered into a farmout agreement to participate in the South Creole prospect located in Cameron Parish, Louisiana.  The South Creole prospect was drilled to a depth of approximately 11,300 feet to test the Planulina A sand.  We have 28.33% before payout working interest and an approximate 19% before payout net revenue interest in the well.  Electric logs indicated approximately 35 feet of pay sand in the Planulina A sand.  During May 2007, the well began producing and as of April 30, 2008, is producing approximately 3,000 gross Mcf of gas per day and 44 gross barrels of condensate per day.

In January 2007, we entered into an agreement to participate in the North Cayuga prospect located in Henderson County, Texas.  The Easter Seals Well No. 1-R has been drilled to a depth of approximately 9,000 feet and the well is currently being completed in the Rodessa Bacon Lime sand.  Production facilities have been installed.  Based upon production testing results, the feasibility of drilling additional wells on this prospect will be determined.  This prospect, comprised of approximately 450 gross acres, has the potential for eight wells.  We have a 21% before payout working interest in the initial well and an approximate 16% working interest in all subsequent wells in this prospect.  The Rodessa, Pettit, Travis Peak, Georgetown, Cotton Valley and Bossier sands are also productive zones for which this geographic area is known.

In April 2007, we entered into a participation agreement to participate in the Catfish Creek prospect located in Henderson and Anderson Counties, Texas.  The operator of this prospect recently recompleted the previously drilled Catfish Creek Well No. 1 which flow tested 87 gross barrels of oil and 266 gross Mcf of gas per day.  Production is from the Rodessa Bacon Lime formation which is located between 9,651 to 9,658 feet deep.  As of April 30, 2008, the Catfish Creek Well No. 1 is producing approximately 20 gross barrels of oil per day and, due to the lack of a gas gathering system, is flaring approximately 30 gross Mcf of gas per day.  Drilling operations on the Catfish Creek Well No. 2 began in February 2008 and based upon electric logs, production casing has been run in the well and it is currently waiting on completion.  The Catfish Creek prospect consists of over 8,000 gross acres in which we along with our partners have mineral rights to a depth of 10,600 feet, and the option to participate in wells below 10,600 feet.  This option is important as it will allow us to test both the deeper Cotton Valley and Bossier formations which are present throughout the acreage at depths below 10,600 feet.  These formations are prolific hydrocarbon producers in other fields in the region.

Effective June 1, 2007, we closed on a transaction and acquired a 100% working interest (75% net revenue interest) in the Welsh Field located in Jefferson Davis Parish, Louisiana from two separate sellers.  On June 1, 2007, the Welsh Field had two wells producing approximately 45 gross barrels of oil per day, two salt water disposal wells and an additional ten wells which were not producing.  Upon closing of the purchase, we immediately began operations to repair one saltwater disposal well and two shut-in wells which were not producing due to mechanical problems.  We currently have saltwater disposal limitations and because of this, are limited to the amount of oil which we can produce from the four wells capable of production.  We are working to increase our saltwater disposal capacity, which we believe will increase our production at Welsh Field to approximately 70 gross barrels of oil per day.  As of April 30, 2008, the Welsh Field is producing approximately 37 gross barrels of oil per day from two wells.  The purchase price was $1,300,000 and was funded from funds from our secured convertible notes.  In addition to the Welsh Field, we obtained additional acreage in the North, Northeast and Northwest Welsh prospects.

Our ability to generate additional revenues and continue our planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue.  We incurred net losses of $1,423,363 and $3,310,279 for the fiscal years ended December 31, 2007 and 2006, respectively.  Proceeds we raise may not be sufficient to complete our objectives.  Should the proceeds we raise are not be sufficient to complete the above objectives, we may be required to scale back our operations.  Additionally, production information as of April 30, 2008, is not necessarily indicative of future production data and it should be expected that future production numbers may decrease over time.

Our principal executive offices are located at 5075 Westheimer Road, Suite 975, Houston, Texas 77056 and our telephone number is (713) 402-6700. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	Up to 3,244,157 shares of common stock underlying secured convertible debentures.

Common stock to be outstanding after the offering	Up to 23,653,505 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock

Over-The-Counter Bulletin Board Symbol	SOIS

The above information regarding common stock to be outstanding after the offering is based on 20,409,348 shares of common stock outstanding as of April 30, 2008 and assumes the conversion of the debentures.

MAY 17, 2007 SECURED CONVERTIBLE DEBENTURE FINANCING

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They have provided us with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, we received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  We had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.  In connection with the securities purchase agreement, we issued YA Global Investors warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:

•      warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
•      warrant to purchase 430,800 shares of Common Stock exercisable at $3.25 per share;
•      warrant to purchase 373,400 shares of Common Stock exercisable at $3.75 per share and
•      warrant to purchase 311,100 shares of Common Stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.
The convertible debentures bear interest at 9%, mature 30 months from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at a rate of $2.50 per share, subject to adjustment.  The investor has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

·
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

·
If we issue rights, options or warrants to all holders of our common stock (and not to YA Global Investments) entitling them to subscribe for or purchase shares of common stock at a price per share less than $2.50 per share, other than issuances specifically permitted by the securities purchase agreement then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

·
If we issue shares, other than issuances specifically permitted by the securities purchase agreement of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $2.50 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

·
If we distribute to all holders of our common stock (and not to YA Global Investments) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

·
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, YA Global Investments will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures;

·
If we engage in a merger, consolidation or sale of more than one-half of our assets, then YA Global Investments will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue a convertible debenture with similar terms; and

·
If there is an occurrence of an event of default, as defined in the secured convertible debentures, or the secured convertible debentures are not redeemed or converted on or before the maturity date, the secured convertible debentures shall be convertible into shares of our common stock at the lower of (i) the then applicable conversion price; (ii) 90% of the average of the three lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 10 trading days immediately preceding the date of conversion; or (iii) 20% of the volume weighted average prices of our common stock, as quoted by Bloomberg, LP, on May 17, 2007.

In connection with the securities purchase agreement, we also entered into a registration rights agreement providing for the filing, by July 2, 2007, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than October 13, 2007 and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) May 17, 2009.  In the event of a default of our obligations under the registration rights agreement, we are required to pay to YA Global Investments, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the then outstanding secured convertible debentures, up to a maximum amount of 12%.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in certain of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 30, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

The Amendment amends the warrants as follows: Warrant A-1’s exercise price was decreased from $2.75 per share to $0.75 per share; Warrant B-1’s exercise price was decreased from $3.25 per share to $1.25 per share; Warrant C-1’s exercise price was decreased from $3.75 per share to $1.75 per share; and Warrant D-1’s exercise price was decreased from $4.50 per share to $2.50 per share.

In addition, in connection with the Amendment, we issued the following additional four warrants:

·	A warrant (A-2) to purchase 1,357,334 shares of common stock at $0.75 per share, which expires on May 17, 2012.
·	A warrant (B-2) to purchase 689,280 shares of common stock at $1.25 per share, which expires on May 17, 2012.
·	A warrant (C-2) to purchase 426,743 shares of common stock at $1.75 per share, which expires on May 17, 2012.
·	A warrant (D-2) to purchase 248,880 shares of Common Stock at $2.50 per share, which expires on May 17, 2012.

As we are only registering 3,244,157 shares of common stock pursuant to this registration statement, this is not a sufficient number of shares if all of the secured convertible debentures are converted at this time. Pursuant to our registration rights agreement, we are required to register a sufficient number of shares issuable upon conversion of the convertible debentures and exercise of their warrants (not including the warrants issued on February 20, 2008), which is currently 9,957,636 shares of common stock, however, the number of shares registered is not to exceed 30% of the issued and outstanding shares of our common stock (less any shares of common stock held by our affiliates) minus 10,000 shares of common stock. As of the date of filing, we determined the number of shares of common stock issued and outstanding not held by affiliates to be 10,847,190. If required pursuant to our registration rights agreement and in accordance with SEC regulations, we will file additional registration statements in the future to register additional shares of common stock issuable upon conversion of the secured convertible debentures and/or exercise of the warrants.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred a net loss of $1,423,363 for the fiscal year ended December 31, 2007 and a net loss of $3,310,279 for the fiscal year ended December 31, 2006.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that our future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require approximately $5.5 million to sustain and expand our exploration and drilling activities during fiscal 2008.  We believe that we will have sufficient working capital to fund our current operations and debt payments for the next twelve months; however, we will need to raise additional funds to expand our drilling and exploration activities.  Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to expand our business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our development plans.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

We Are Currently Dependent on Other Oil and Gas Operators for Operations on Our Properties.

Some of our current operations are properties in which we own a minority interest.  As a result, the drilling and operations are conducted by other operators, upon which we are reliant for successful drilling and revenues.  In addition, as a result of our dependence on others for operations on our properties, we have limited control over the timing, cost or rate of development on such properties.  As a result, drilling operations may not occur in a timely manner or take more time than we anticipate as well as resulting in higher expenses.  The inability of these operators to adequately staff or conduct operations on these properties, or experience a short-fall in funding their proportionate interest, could have a material adverse effect on our revenues and operating results.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond Our Control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations.  A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well.  In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control.  These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection.  These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The Oil and Gas Industry Is Highly Competitive and There Is No Assurance That We Will Be Successful In Acquiring Leases.

The oil and gas industry is intensely competitive.  We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.  We cannot predict if the necessary funds can be raised or that any projected work will be completed.

If Natural Gas or Crude Oil Prices Decrease or Our Exploration and Development Efforts Are Unsuccessful, We May Be Required to Take Write Downs.

Our financial statements are prepared in accordance with generally accepted accounting principles.  The reported financial results and disclosures were developed using certain significant accounting policies, practices and estimates, which are discussed in the Management’s Discussion and Analysis of Financial Condition and Plan of Operations section.  We follow the full cost method of accounting for our oil and gas properties.  Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities are capitalized.  Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.  Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil.  Net capitalized costs are limited to the lower of unamortized costs net of deferred tax or the cost center ceiling.  The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge its oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized and; (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.  A write down of these capitalized costs could be required if natural gas and/or crude oil prices were to drop precipitously at a reporting period end.  Future price declines or increased operating and capitalized costs without incremental increases in natural gas and crude oil reserves could also require us to record a write down.

Reserve Estimates Depend on Many Assumptions that May Turn Out to Be Inaccurate and Any Material Inaccuracies in These Reserve Estimates or Underlying Assumptions May Materially Affect the Quantities and Present Value of Our Reserves.

The process of estimating natural gas and crude oil reserves is complex.  It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors.  Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves disclosed.

In order to prepare these estimates, we and independent petroleum engineers engaged by us must project production rates and timing of development expenditures.  We and the engineers must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary.  The process also requires economic assumptions with respect to natural gas and crude oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Therefore, estimates of natural gas and crude oil reserves are inherently imprecise.

Actual future production, natural gas and crude oil prices and revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and crude oil reserves most likely will vary from our estimates.  Any significant variance could materially affect the estimated quantities and present value of reserves disclosed herein.  In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas and crude oil prices and other factors, many of which are beyond our control.

You should not assume that the present value of future net revenues disclosed herein is the current market value of our estimated crude oil reserves.  In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate.  Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.  Any changes in consumption by natural gas and crude oil purchasers or in governmental regulations or taxation will also affect actual future net cash flows.  The timing of both the production and the expenses from the development and production of natural gas and crude oil properties will affect the timing of actual future net cash flows from proved reserves and their present value.  In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor.  The effective interest rate at various times and the risks associated with our business or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

Oil and Gas Operations Are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.  Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Environmental standards imposed by federal or local authorities may be changed and any such changes may have material adverse effects on our activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons.  To date we have not been required to spend any material amount on compliance with environmental regulations.  However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and Production Activities Are Subject to Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration and production activities are subject to federal, state and local laws and regulations relating to environmental quality and pollution control.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.  Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date.  Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes.  In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.  However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance.  Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.  Our operating partners and we maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk.  Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved.  We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure.  Incurring any such liability may have a material adverse effect on our financial position and results of operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us.  Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

If We Are Unable to Identify and Complete Future Acquisitions, We May Be Unable to Continue Our Growth.

A portion of our growth has been due to acquisitions of producing properties.  We expect to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms we consider to be favorable to us.   However, we may not be able to identify suitable acquisition opportunities.  Even if we identify favorable acquisition targets, there is no guarantee that we can acquire them on reasonable terms or at all.  If we are unable to complete attractive acquisitions, the growth that we have experienced recently may decline.

The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future natural gas and crude oil prices, operating costs, potential environmental and other liabilities and other factors beyond our control.  These assessments are inexact and their accuracy inherently uncertain and such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies.  Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

In addition, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than our existing properties.

If We Are Unable to Retain the Services of Mr. Casey or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued services of Mr. Kevan Casey, our Chief Executive Officer and a director.  Loss of the services of Mr. Casey could have a material adverse effect on our growth, revenues, and prospective business.  We do not have key-man insurance on the life of Mr. Casey.  In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration and production business.  Competition for qualified individuals is intense.  There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Delays in Obtaining Oil Field Equipment and Increasing Drilling and Other Service Costs Could Adversely Affect Our Ability to Pursue Our Drilling Program.

Due to the recent record high oil and gas prices, there is currently a high demand for and a general shortage of drilling equipment and supplies.  Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling equipment, crews and associated supplies, equipment and services.  We believe that these shortages could continue.  In addition, the costs and delivery times of equipment and supplies are substantially greater now than in prior periods.  Accordingly, we cannot assure you that we will be able to obtain necessary drilling equipment and supplies in a timely manner or on satisfactory terms, and we may experience shortages of, or material increases in the cost of, drilling equipment, crews and associated supplies, equipment and services in the future.  Any such delays and price increases could adversely affect our ability to pursue our drilling program.

Our Principal Stockholders, Officers and Directors Own a Controlling Interest in Our Voting Stock and Investors Will Not Have Any Voice in Our Management.

Our officers and directors, along with two additional stockholders, own approximately 69.8% of all votes by our shareholders.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

·	election of our board of directors;
·	removal of any of our directors;
·	amendment of our certificate of incorporation or bylaws; and
·	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal stockholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May Be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of April 30, 2008, we had 20,409,348 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 8,333,336 shares of common stock and outstanding warrants to purchase 4,346,537 shares of common stock.  The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion.  Although the debenture holder may not convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings, selling these shares and then converting the rest of its holdings.  In this way, the debenture holder could sell more than this limit while never holding more than this limit.

If We Are Required for Any Reason to Repay Our Outstanding Secured Convertible Debentures, We Would Be Required to Deplete Our Working Capital, if Available, or Raise Additional Funds.  Our Failure to Repay the Convertible Debentures, if Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In May 2007, we entered into a securities purchase agreement for the sale of $7,000,000 principal amount of secured convertible debentures.  The secured convertible debentures are due and payable, with 9% interest, 30 months from the date of issuance, unless sooner converted into shares of our common stock.  Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreement or related secured convertible debentures, the assignment or appointment of a receiver to control a substantial part of our properties or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the secured convertible debentures, including a default interest rate on the outstanding principal balance of the secured convertible debentures if the default is not cured with the specified grace period.  We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures.  If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds.  If we were unable to repay the secured convertible debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due.  Any such action would require us to curtail or possibly cease operations.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 30, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

If An Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Debentures or Security Agreements, the Investor Could Take Possession of All Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting it a first priority security interest in certain of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security agreement states that if an event of default occurs under the securities purchase agreement, secured convertible debentures or security agreement, the investor has the right to take possession of the collateral, to operate our business using the collateral, and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock:

If We Fail to Remain Current in Our Reporting Requirements, We Could Be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock Is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities Is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and
·	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder.  We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The following table sets forth the quarterly high and low bid information for our common stock as reported by the National Association of Securities Dealers' Over-The-Counter Bulletin Board for the periods indicated below. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal Year 2006		Fiscal Year 2007		Fiscal Year 2008
	High	Low	High	Low	High	Low
First Quarter	$10.70	$2.75	$2.35	$1.50	$0.70	$0.40
Second Quarter	$5.50	$2.30	$2.25	$1.65	$1.01 (1)	$0.40 (1)
Third Quarter	$5.10	$3.10	$1.80	$0.95	Xxx	Xxx
Fourth Quarter	$4.05	$1.85	$1.10	$0.40	Xxx	xxx

(1)	As of April 30, 2008.

Holders

         As of April 30, 2008, we had approximately 1,009 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is OTC Stock Transfer Inc., 231 East 2100 South Suite F, Salt Lake City, Utah 84114.

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  By the terms of our agreements with YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.), we are required to obtain the prior written consent of YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.) prior to paying dividends or redeeming shares of our stock while the secured convertible debentures are outstanding.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our Board of Directors deems relevant.

Equity Compensation Plan Information

The following table sets forth information, as of April 30, 2008, with respect to our compensation plans under which common stock is authorized for issuance.  We believe that the exercise price for all of the options set forth below reflects fair market value.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	795,067	$2.15	2,080,993

Equity compensation plans not approved by security holders	950,000	$.735	1,050,000

Total	1,745,067	$1.38	3,130,993

Background Information

The Board of Directors adopted the 2007 Stock Option Plan in September 2007 and it was ratified by our stockholders in March 2008.  The purpose of the 2007 Plan is intended to advance our best interests, our affiliates and stockholders by providing key employees, officers, directors and consultants who have substantial responsibility for our management and growth and our affiliates with additional incentives and an opportunity to obtain or increase their proprietary interests in us, thereby encouraging them to continue in our employ or any of our affiliates.

In September and November 2007 and April 2008, the Board of Directors granted stock options to purchase common stock pursuant to the 2007 Plan, subject to shareholder approval of the 2007 Plan.  The 2007 plan was approved by the shareholders on March 11, 2008.  The following table describes the number of shares of common stock underlying options that have been granted subject to the 2007 Plan on a post split basis:

Name	Number of Shares	Exercise Price	Value (1)
James T. DeGraffenreid	400,000	$0.95	127,076
Steven M. Plumb	100,000	$0.50	40,026
Executive Group (includes 2 officers)	400,000	$0.95	127,076

Non-Executive Director Group (includes directors)	--	--	--
Non-Executive Officer Employee Group	--	--	--

(1)	Calculated using the Black-Scholes option pricing model.
(2)
Mr. Robert P. Munn was granted 800,000 seven year nonqualified stock options at an exercise price of $1.05 per share which options were forfeited upon his resignation as CEO and a director on February 21, 2008.

     Management has proposed a 2008 Stock Option Plan  (2008 Plan).  The 2008 Plan has not been approved by the Board of Directors or shareholders of the Company.  In April 2008, the Board of Directors granted stock options to purhcase common stock pending the implementation and shareholders' approval of the 2008 Plan.  The following table describes the number of shares of common stock underlying options that have been granted subject to the 2008 Plan:

Name	Number of Shares	Exercise Price	Value (1)
James T. DeGraffenreid	150,000	$0.735	106,485
Robert G. Wonsish	800,000	$0.735	567,919
Executive Group	950,000	$0.735	674,404
Non-Executive Director Group (includes directors)	--	--	--
Non-Executive Officer Employee Group	--	--	--

Calculated using the Black-Scholes option pricing model.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2007, with respect to our compensation plans under which common stock is authorized for issuance.  We believe that the exercise price for all of the options set forth below reflects fair market value.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Plan Category	(A)	(B)	(C)
Equity Compensation Plans Approved by Security Holders	565,067	$2.65	120,859
Equity Compensation Plans not Approved by Security Holders	1,200,000	1.015	400,000
Total	1,715,067	$1.545	520,859

Equity Repurchases by Issuer

The following table sets forth information, as of December 31, 2007, with respect to our repurchase of common shares during fiscal 2007.

Period	(a) Total Number of Shares (or Units) Purchased		(b) Average Price Paid Per Share (or Unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans Or Programs	(d) Maximum Number (or Approximate Dollar Value) that May Yet Be Purchased Under the Plans or Programs
March 2007	937,839	(1)	$ 0.225	--	--
	937,839		$ 0.225	--	--

(1)           On May 3, 2006, we entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby we loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, we could accelerate the maturity in our sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice.  The note was initially secured with 19,690,000 shares of our common stock pursuant to a security agreement dated May 3, 2006.  On March 30, 2007, we retired the note and accrued interest through the exchange of 937,839 shares of Mr. Allen’s common stock at $0.225 per share for a total exchange value of $211,014.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

§	discuss our future expectations;
§	contain projections of our future results of operations or of our financial condition; and
§	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We are a natural resource company engaged in the exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids from conventional reservoirs within the United States.  A majority of our operations are in the states of Louisiana, Mississippi and Texas.

Results of Operations for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Revenue

For the year ended December 31, 2007, we generated revenue from the sale of oil and natural gas of $3,075,924, an increase of $2,151,426 (233%) over the prior year period.  Revenue from the sale of oil was $2,283,798 for the 2007 period compared to $924,498 for the 2006 period.  The price received per barrel was $71.01 for the 2007 period compared to $60.95 for the 2006 period.  Oil produced from our North Sand Hill Field has a low gravity of approximately 20 degrees and lowers the weighted average price received for all oil sales.  The price received for oil sales at North Sand Hill Field for the 2007 period was $47.23 per barrel compared to an average of $77.17 for all other oil sales.

Sales of crude oil and condensate increased from 15,172 net barrels during the 2006 period to 32,160 net barrels during the 2007 period, an increase of 112%.  We experienced a decrease in production from our Abbeville Field from 8,099 net barrels to 5,596 net barrels, which decrease was due to a decline in field production.  Our North Edna Field produced 10,012 net barrels during 2007 compared to 5,005 net barrels for the 2006 period, which increase was a result of a full year’s production in 2007.  The initial formation from which the Lejuene Well No. 1 in the North Edna Field was producing depleted during 2007 and the well has been recompleted to a new formation uphole.  The well has produced approximately 140 gross barrels of oil per day since the well was recompleted in August 2007.

Sales of crude oil from our North Sand Hill Field increased from 2,068 net barrels in 2006 to 6,610 net barrels in 2007.  The increase was attributable to a full year’s production in 2007.  Effective June 1, 2007, we acquired the Welsh Field in Jefferson Parish, Louisiana.  Sales of crude oil from the Welsh Field were 7,649 net barrels.  The South Creole Field well began producing on May 15, 2007, and we recorded sales of 1,789 net barrels of during the 2007 period.  Our discovery on our Catfish Creek prospect began producing in November 2007, and we sold 504 net barrels of oil during the period.

As discussed in the previous paragraph, effective May 15, 2007, our South Creole Field well began producing.  For the period May 17 through December 31, 2007, we sold 110,456 net Mcf of gas at an average price of $7.17 per Mcf for total gas revenue for the 2007 period of $792,126.

Oil and Gas Production Costs and Depletion Expense

Oil and gas production costs are comprised of the cost of operations, maintenance and repairs and severance taxes of our interests in our producing oil and gas properties.  Oil and gas production costs were $893,214 for the year ended December 31, 2007, compared to $236,359 for the year ended December 31, 2006.  We experienced an increase in lease operating expenses of $525,264 (excluding severance taxes) over the prior year period.  The increase was attributable to an increase in the number of producing properties over the prior year period and major well repair expenses on one of our Abbeville Field wells and the Lejuene Well No. 1 at North Edna Field.  Lease operating expenses (excluding severance taxes) per barrel oil equivalent, or BOE, increased from $9.82 per BOE for the 2006 period to $13.33 per BOE for the 2007 period.  We have experienced a high operating cost per BOE at our Welsh Field which is primarily attributable to the poor condition of the wells when we acquired them.  We anticipate that lease operating expenses will continue to increase during fiscal 2008 as a result of the well repair program we have initiated at Welsh Field as we strive to increase production.  Severance taxes increased from $87,316 for the 2006 period to $218,906 for the 2007 period, which increase was a result of increased revenue as a result of increased production and product prices over the 2006 period.

Depletion expense was $1,005,101 for the year ended December 31, 2007, which was an increase of $669,879 over the prior year period of $335,222.  We follow the full cost method of accounting for our oil and gas properties.  As the oil and gas properties are evaluated, they are transferred to the full cost pool, either as successful with associated oil and gas reserves, or as unsuccessful with no oil and gas reserves.  For the year ended December 31, 2006, the depletion rate per BOE was $22.09 and for the year ended December 31, 2007, this rate had declined to $19.88 per BOE.  The decrease in the rate per BOE was primarily attributable to the addition of reserves for the South Creole and Welsh Fields and Catfish Creek prospect.

Gross Profit

For the year ended December 31, 2007, we experienced a gross profit from oil and gas operations of $1,177,609 compared to a gross profit of $352,917 for the 2006 period, an increase of $824,692, or 234%.  We have experienced a significant increase in revenue due to the successful completion of the Lejuene Well No.1, the Lee Walley Estate Well No. 2, the Catfish Creek Well No. 1, the South Creole Field and the acquisition of Welsh Field.  As discussed above, we experienced an increase in oil and gas production costs due to the addition of these producing properties, well repairs at Abbeville and North Edna Fields and increased severance taxes as a result of increased revenue.  We experienced a reduction in our depletion rate per BOE for the 2007 period over the 2006 period.

Operating Expenses

Operating expenses for the year ended December 31, 2007 were $4,485,511 which was an increase of $831,365, or 235%, when compared to the prior year period of $3,654,146.  The major components of operating expenses are as follows:

·
Office administration – Office administration expenses are comprised primarily of office rent, office supplies, postage, telephone and communications and Internet.  Office administration increased from $173,405 for the 2006 period to $214,573 for the 2007 period, an increase of 24%.  We moved into our new executive offices during April 2006 which accounted for a majority of the increase in office rent expense of $26,406, incurred an increase of $16,534 for development of our website during the 2007 period and incurred an increase in general liability and umbrella insurance of $8,229 as a result of increased activity.  Additional office administration expenses which created the increase were telephone and communications which were partially offset by reductions in office supplies, dues and subscriptions and maintenance and repairs.

·
Payroll and related – Payroll and related expenses increased from $663,804 for the 2006 period to $776,083 for the 2007 period, an increase of 17%.  Payroll expenses are comprised of salaries, bonuses, payroll taxes and health insurance.  During 2007, we employed a new CEO and Vice President of Land and Business Development and in accordance with their employment agreements they each received cash sign-on bonuses of $100,000 and $50,000, respectively.  In addition, these individuals received annual salaries of $300,000 and $200,000, respectively.  The combination of these items was primarily responsible for the increases in payroll and related expenses.  We anticipate payroll expenses will increase in the future as we add technical and administrative personnel to fully implement our business plan.

·
Investor relations – We continued to invest in our investor relations program during the period to inform current and potential investors of our projects and results of operations.  For the year ended December 31, 2007, we incurred expenses from its investor relations program of $507,061 compared to $967,120 for the 2006 period, a decrease of $460,059, or 48%.  We intend to continue to incur these costs in the future to keep our investors apprised of our progress.

·
Professional services – Professional services are comprised of accounting and audit fees, legal fees, engineering fees, directors’ fees and other outside consulting fees.  Professional services increased from $269,106 for the 2006 period to $794,731 for the 2007 period, an increase of 195%.  During the year ended December 31, 2007, we performed due diligence on a significant acquisition, which acquisition was eventually aborted.  We incurred approximately $102,000 in expenses for legal, land title and reservoir engineering, which expenses were charged to expense during the period.  Additionally, we incurred a $100,000 charge to other expense for a non-refundable option fee to remove the acquisition properties from the market.  We have experienced an increase of approximately $35,000 for accounting fees associated with our quarterly and annual public company filings and Form SB-2 filed in association with YA Global Investments’ funding.

During September 2007, we added two non-employee directors to our Board of Directors and incurred directors’ fees of $60,000 for the year ended December 31, 2007.  We incurred executive search fees of $89,000 for the hiring of our new CEO and accounting manager during September 2007.  Other increases are attributable to increased legal fees associated with prospect evaluation and due diligence.  We utilize the services of outside consultants for advice rather than employ them as employees on a full time basis.  We intend to continue to utilize outside consultants in the future.

·
Drilling rig contract – We had an agreement with the operator of the St. Martinville prospect, the second well drilled with the contracted drilling rig, that the operator would pay a flat fee of $200,000 to truck the rig to the operator’s well and rig up in preparation for drilling.  We were obligated to pay the excess cost which amounted to $345,414 and was charged to expense.  Additionally, pursuant to our rig sharing agreement with a third party, we reimbursed the third party 50% of the cost to move the drilling rig from the St. Martinville prospect to the third party’s location.  This resulted in a charge to expense of $180,075.  During the quarter ended December 31, 2007, we negotiated a $100,000 reduction in the amount due to the drilling rig contractor and reduced the total amount charged to expense for the period to $426,676.  We have fulfilled our obligation pursuant to the drilling rig contract and do not anticipate any charges in the future.

·
Stock option expense – For the year ended December 31, 2007, we performed a Black-Scholes valuation of stock options issued to our CFO on January 15, 2007 and charged to expense $41,680, as these options were immediately vested and stock options issued to our interim COO on June 25, 2007 and charged to expense $168,007 as these options were fully vested on September 4, 2007.  In addition to the previous options, we performed a Black-Scholes valuation of stock options issued to our new CEO, Vice President of Land and Business Development, accounting manager and administrative assistant during 2007 and charged to expense $289,035 for these options.  We charged to expense the remaining unamortized fair value of options issued to our former COO who resigned effective February 15, 2007, which charge amounted to $418,133.  For the year ended December 31, 2006, we performed a Black-Scholes valuation of the stock options issued to our CEO, CFO and COO and incurred expense for the fair value of those options of $546,342.

·
Impairment of oil and gas properties – During the year ended December 31, 2007, we transferred the costs associated with our non-productive properties consisting of Veltin, North Laurel Ridge and St. Martinsville prospects to the full cost pool.  We also transferred the costs of our South Creole prospect and Welsh Field acquisition to the full cost pool.  We then performed a ceiling test of our full cost pool and determined an impairment charge of $372,668 was warranted.  We performed a ceiling test of our full cost pool as of December 31, 2006 and determined an impairment of $612,486 was warranted.

·
Depreciation – During the year ended December 31, 2007, we recorded $45,753 of depreciation expense associated with our computer and office equipment, furniture and fixtures and leasehold improvements for the year ended December 31, 2007.  We are depreciating these assets using the straight-line method over useful lives from three to seven years.  We had depreciation expense of $32,006 during the 2006 period.

·
Other operating expenses – Other operating expenses are comprised primarily of travel and entertainment, financing costs, bad debt expense, geological and geophysical costs of maps, logs and log library memberships and licenses and fees.  Other operating expenses increased from $127,493 for the 2006 period to $431,111 for the 2007 period.  As previously mentioned, we incurred a one-time charge of $100,000 resulting from a non-refundable option payment pursuant to an aborted acquisition which we were pursuing.  In addition, we incurred a bad debt expense charge of $166,790 for uncollectable amounts due from working interest owners involved in two of our drilling projects.  We intend to use all means available to us to collect these amounts.

Other Income (Expense)

During the year ended December 31, 2007, we received interest income of $44,539 on our interest bearing checking accounts, certificates of deposit and a related party note due to us.

During the year ended December 31, 2007, we incurred interest expense of $13,125 on our $75,000 principal amount of short-term convertible debt, $302,766 on our $7,000,000 secured convertible debt, $19,369 amortization of our deferred financing costs and $543 of interest on a short-term financing agreement.  Additionally, we incurred $955,739 of non-cash interest expense in relation to recording the initial valuation of the embedded derivatives and $454,217 of non-cash interest expense from the amortization of the discount on the secured convertible notes.  This compares with $29,813 for the year ended December 31, 2006.

During the quarter ended December 31, 2007, we initiated principal payments on our secured convertible notes to YA Global Investments and recorded a gain on the settlement of the embedded derivatives associated with the notes of $147,979.

We are required to measure the fair value of the warrants and the embedded conversion features related to our secured convertible notes on the date of each reporting period.  The effect of this re-measurement is to adjust the carrying value of the liabilities related to the warrants and the embedded conversion features.  Accordingly, we recorded non-cash other income of $3,437,780 during the year ended December 31, 2007, related to the change in the fair market value of the warrants and embedded derivative liabilities.  We did not have any derivative liabilities during the 2006 period.

Net Loss

We recorded a net loss for the year ended December 31, 2007, of $1,423,363, or $0.01 per share (basic and diluted), and a net loss of $3,310,279 or $0.04 per share (basic and diluted), for the year ended December 31, 2006.

Liquidity and Capital Resources

As of December 31, 2007, we had a negative working capital balance of $1,044,762 (excluding the derivative liability of $1,479,268) and cash balances in non-restrictive accounts of $608,944. We believe that our current cash balances as well as revenue from our existing producing properties will be sufficient to fund our operations for the next twelve months.  On September 1, 2007 we began making interest payments on our secured convertible notes and on October 1, 2007, we began making principal payments on our secured convertible notes.  We are required to obtain additional funding to fully implement our development drilling program at our Catfish Creek and North Edna prospects and development of our Welsh Field acquisition and to continue to seek new acquisitions and drilling opportunities.  The funding we will be seeking will be either through debt and/or equity financings and there can be no assurance that we will be successful in raising such financing.  The failure to raise such financing would require us to scale back our current operations and possibly forego future opportunities.  As of December 31, 2007, we had convertible short-term debt in the principal amount of $75,000, which debt is convertible at $5.00 per share anytime after to March 9, 2007, and the current portion principal amount of our secured convertible notes of $2,538,456.

Net cash used in operating activities for the year ended December 31, 2007, was $2,127,006.  We recorded a net loss of $1,423,363 which was partially offset by non-cash charges totaling $257,126.  Accounts receivable increased $1,107,396 which increase is primarily attributable to increased amounts due from the purchaser of our oil and gas production from our South Creole well which began production in May 2007 and we had received no sales revenue as of December 31, 2007.  In addition, we experienced a decrease in our prepaid drilling contract of $819,489 resulting from the drilling of the second well pursuant to the drilling rig contract and increases in accounts payable and accrued liabilities of $480,222 resulting primarily from increased drilling activity.  We experienced a decrease in our drilling contract liability of $535,000 resulting from the drilling of the second well pursuant to the rig contract.  We also incurred $78,500 in deferred financing costs for legal fees incurred in closing our secured convertible notes.  The non-cash charges were primarily composed of depletion and impairment of our oil and gas properties, expenses associated with the issuance of common stock for services, stock options issued to employees and consultants under the fair value method and non-cash charges associated with the valuation of embedded derivatives pursuant to our secured convertible notes.

Net cash used in investing activities was $5,182,088 which is comprised of $5,832,120 of drilling and leasehold costs on our current projects and acquisition costs of our Welsh Field purchase.  During September 2007, we sold our participating interest in the Clemens Dome prospect for our invested cost and received a cash payment of $750,032.  We purchased a $100,000 certificate of deposit as collateral for a plugging bond in favor of the State of Louisiana to fulfill our well plugging and abandonment obligations for our Louisiana properties.

Net cash provided by financing activities of $7,500,154 includes $1,950,040 received pursuant to a Equity Distribution Agreement with YA Global Investments L.P. (formerly, Cornell Capital Partners L.P.), as discussed below, of which we issued 6,198,698 shares of common stock ($0.315 per share) to YA Global Investments.  We received $7,000,000 in gross proceeds from our secured convertible notes from YA Global Investments.  We paid $700,000 in commitment fees and $30,000 in structuring fees.  We received $5,000 from the exercise of a former employee’s stock options.

Secured Convertible Notes

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They have provided us with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, we received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  We had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.  In connection with the securities purchase agreement, we issued YA Global Investors warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:
§	warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
§	warrant to purchase 430,800 shares of Common Stock exercisable at $3.25 per share;
§	warrant to purchase 373,400 shares of Common Stock exercisable at $3.75 per share and
§	warrant to purchase 311,100 shares of Common Stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.

The convertible debentures bear interest at 9%, mature 30 months from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at a rate of $2.50 per share, subject to adjustment.  The investor has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

·
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

·
If we issue rights, options or warrants to all holders of our common stock (and not to YA Global Investments) entitling them to subscribe for or purchase shares of common stock at a price per share less than $2.50 per share, other than issuances specifically permitted by the securities purchase agreement then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

·
If we issue shares, other than issuances specifically permitted by the securities purchase agreement of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $2.50 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

·
If we distribute to all holders of our common stock (and not to YA Global Investments) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

·
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, YA Global Investments will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures;

·
If we engage in a merger, consolidation or sale of more than one-half of our assets, then YA Global Investments will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue a convertible debenture with similar terms; and

·
If there is an occurrence of an event of default, as defined in the secured convertible debentures, or the secured convertible debentures are not redeemed or converted on or before the maturity date, the secured convertible debentures shall be convertible into shares of our common stock at the lower of (i) the then applicable conversion price; (ii) 90% of the average of the three lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 10 trading days immediately preceding the date of conversion; or (iii) 20% of the volume weighted average prices of our common stock, as quoted by Bloomberg, LP, on May 17, 2007.

In connection with the securities purchase agreement, we also entered into a registration rights agreement providing for the filing, by July 2, 2007, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than October 13, 2007 and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) May 17, 2009.  In the event of a default of our obligations under the registration rights agreement, we are required to pay to YA Global Investments, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the then outstanding secured convertible debentures, up to a maximum amount of 12%.

    As we are only registering 3,244,157 shares of common stock pursuant to this registration statement, this is not a sufficient number of shares if all of the secured convertible debentures are converted at this time. Pursuant to our registration rights agreement, we are required to register a sufficient number of shares issuable upon conversion of the convertible debentures and exercise of their warrants (not including the warrants issued on February 20, 2008), which is currently 9,957,636 shares of common stock, however, the number of shares registered is not to exceed 30% of the issued and outstanding shares of our common stock (less any shares of common stock held by our affiliates) minus 10,000 shares of common stock. As of the date of filing, we determined the number of shares of common stock issued and outstanding not held by affiliates to be 10,847,190. If required pursuant to our registration rights agreement and in accordance with SEC regulations, we will file additional registration statements in the future to register additional shares of common stock issuable upon conversion of the secured convertible debentures and/or exercise of the warrants.
In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in certain of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 30, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

The Amendment amends the warrants as follows: Warrant A-1’s exercise price was decreased from $2.75 per share to $0.75 per share; Warrant B-1’s exercise price was decreased from $3.25 per share to $1.25 per share; Warrant C-1’s exercise price was decreased from $3.75 per share to $1.75 per share; and Warrant D-1’s exercise price was decreased from $4.50 per share to $2.50 per share.

In addition, in connection with the Amendment, we issued the following additional four warrants:
·	A warrant (A-2) to purchase 1,357,334 shares of common stock at $0.75 per share, which expires on May 17, 2012.
·	A warrant (B-2) to purchase 689,280 shares of common stock at $1.25 per share, which expires on May 17, 2012.
·	A warrant (C-2) to purchase 426,743 shares of common stock at $1.75 per share, which expires on May 17, 2012.
·	A warrant (D-2) to purchase 248,880 shares of Common Stock at $2.50 per share, which expires on May 17, 2012.

Each of the four warrants described above contains standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations.

The remaining terms and conditions of the notes and warrants are still in full force and effect.

We incurred debt issuance costs of $78,500 associated with the issuance of the convertible notes.  These costs were capitalized as deferred financing costs and are being amortized over the life of the convertible notes using the effective interest method.  Amortization expense related to the deferred financing costs was $11,541 for the nine months ended September 30, 2007.

Equity Distribution Agreement

On February 3, 2006, we entered into an Equity Distribution Agreement with YA Global Investments, L.P.  Under the Equity Distribution Agreement, we may, at our discretion, periodically sell to YA Global Investments shares of our common stock for a total purchase price of up to $10,000,000.  For each share of common stock purchased under the Equity Distribution Agreement, YA Global Investments will pay us 91%, or a 9% discount on the per share price of our common stock on the principal market.  YA Global Investments’ obligation to purchase shares of our common stock under the Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of common stock sold under the Equity Distribution Agreement and is limited to $2,000,000 per five business days.

Upon the execution of the Equity Distribution Agreement, YA Global Investments received as a one-time commitment fee 64,444 shares of our common stock which was valued at $300,000 on the date of issuance.  In connection with the Equity Distribution Agreement, we also entered into a placement agent agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer.  Upon execution of the placement agent agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 2,222 shares of our common stock in an amount equal to $10,000 divided by the closing bid price of our shares on the date of issuance.  We recorded the costs of these stock issuances and payments made for legal fees pursuant to this funding transaction as deferred offering costs on our balance sheet and charged the deferred financing costs to additional paid-in capital during the quarterly periods ended June 30 and March 31, 2006.

We filed an initial registration statement with the SEC registering 5,903,743 shares of our common stock which included YA Global Investments’ 64,444 shares issued as a commitment fee and Monitor Capital’s 2,222 shares issued as a placement agent fee.  The initial registration statement was declared effective by the SEC on February 14, 2006, and through August 31, 2006, we had issued 1,113,812 shares of our common stock to YA Global Investments and had received net proceeds of $3,982,500.

On September 8, 2006, we filed a new registration statement registering 2,000,000 shares of our common stock to be issued to YA Global Investments in conjunction with the Equity Distribution Agreement in order to obtain the additional $5,800,000 of gross proceeds not received under the initial registration statement.  This registration statement was declared effective by the SEC on October 23, 2006, and as June 30, 2007, we issued 2,000,000 shares of our common stock to YA Global Investments and received net proceeds of $3,372,539.

We are required in the future to obtain additional funding to fully develop our current and future projects for which we intend to participate and there can be no assurance that we will be able to obtain funding on terms acceptable to us, or at all.

Critical Accounting Policies

General

The Consolidated Financial Statements and Notes to Consolidated Financial Statements contain information that is pertinent to this management’s discussion and analysis.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities.  Management believes these accounting policies involve judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts.  Management believes it has exercised proper judgment in determining these estimates based on the facts and circumstances available to its management at the time the estimates were made.  The significant accounting policies are described in more detail in Note 2 to our audited consolidated financial statements included elsewhere herein this registration statement.

Oil and Gas Properties

We follow the full cost method of accounting for our oil and gas properties.  Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities are capitalized.  Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.  Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil. Net capitalized costs are limited to the lower of unamortized costs net of deferred tax or the cost center ceiling.  The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge its oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized and; (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.

Revenue Recognition

Revenue is recognized when title to the products transfer to the purchaser.  We follow the “sales method” of accounting for our natural gas and crude oil revenue, so that we recognize sales revenue on all natural gas or crude oil sold to our purchasers, regardless of whether the sales are proportionate to our ownership in the property.  A receivable or liability is recognized only to the extent that it has an imbalance on a specific property greater than the expected remaining proved reserves.

Accounting For Stock-Based Compensation

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”).  This statement requires the cost resulting from all share-based payment transactions be recognized in the financial statements at their fair value on the grant date.  We adopted SFAS No. 123(R) on January 1, 2006.  We previously accounted for stock awards under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations.  We adopted SFAS No. 123(R) using the modified prospective application method described in the statement.  Under the modified prospective application method, we applied the standard to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.

Recent Accounting Pronouncements

In February 2007, the FASB issued FASB Statement No. 159, Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS 159"), to permit all entities to choose to elect to measure eligible financial instruments at fair value.  SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157, Fair Value Measurements. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption.  Management is currently evaluating the impact of SFAS 159 on the consolidated financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 clarifies the application of SFAS No. 109, Accounting for Income Taxes, by establishing a threshold condition that a tax position must meet for any part of the benefit of that position to be recognized in the financial statements.  In addition to recognition, FIN 48 provides guidance concerning measurement, derecognition, classification and disclosure of tax positions.  FIN 48 is effective for fiscal years beginning after December 15, 2006; accordingly, we adopted FIN 48 effective as of January 1, 2007.  The adoption of FIN 48 has not had a material impact on our effective tax rate.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) AUG AIR-1 — Accounting for Planned Major Maintenance Activities.  FSP AUG AIR-1 prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities because it results in the recognition of a liability in a period prior to the occurrence of the transaction or event obligating the entity.  FSP AUG AIR-1 is effective for fiscal years beginning after December 15, 2006, and its guidance is applicable to entities in all industries.  We adopted the guidance in FSP AUG-AIR-1 as of January 1, 2007.  The adoption of FSP AUG AIR-1 did not have an impact on our financial position and results of operations.

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB 108 provides guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 established a dual approach that requires quantification of errors under two methods: (1) roll-over method which quantifies the amount by which the current year income statement is misstated, and (2) the iron curtain method which quantifies the error as the cumulative amount by which the current year balance sheet is misstated.  In some situations, companies will be required to record errors that occurred in prior years even though those errors were immaterial for each year in which they arose.  Companies may choose to either restate all previously presented financial statements or record the cumulative effect of such errors as an adjustment to retained earnings at the beginning of the period in which SAB 108 is applied.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of this pronouncement did not have an impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is intended to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value and expanding disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  We adopted SFAS 157 on January 1, 2008, and have not yet determined the impact, if any, on our consolidated financial statements.

Contractual Commitments

A tabular disclosure of contractual obligations at December 31, 2007, is as follows:

	Payments due by period
	Total	Less than 1 year	1 – 3 Years	3 – 5 Years	More than 5 Years
Convertibe Note	$6,557,684	$3,730,766	$2,596,150	$230,768
Operating leases	145,481	--	145,481	--	--
Employment agreements for executive officers and directors	883,333	--	883,333	--	--
Total	$7,455,565	$3,730,766	$3,494,031	$230,768	--

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Organizational History

We were originally incorporated in 1981 in the State of Nevada under the name of Texoil, Inc., to engage in minerals exploration, production, refining and transportation.  We were not engaged in any significant activities between 1992 and July 2004.  On July 29, 2004, we acquired all of the common stock of Affiliated Holdings, Inc., a Texas corporation, pursuant to a stock agreement by and among us, Affiliated Holdings and the stockholders of Affiliated Holdings.  As a result of the transaction, Affiliated Holdings became our wholly-owned subsidiary, through which our oil and gas operations are being conducted.  In connection with the acquisition of Affiliated Holdings, we issued an aggregate of 15,000,000 shares of our common stock to the former shareholders of Affiliated Holdings in exchange for all the outstanding capital stock of Affiliated Holdings, resulting in the former shareholders of Affiliated Holdings owning approximately 99.2% of our issued and outstanding common stock after the closing of the transaction.  On April 7, 2008, we changed our name from Unicorp, Inc. to Striker Oil & Gas, Inc.

Overview

We are engaged in the exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within the United States.  A majority of our operations are currently in the states of Louisiana, Mississippi and Texas.  Effective June 1, 2005, we acquired an approximate 35% working interest in the Abbeville Field located in Vermillion Parish, Louisiana.  In mid-2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in us owning a 95.4% and 72.7% working interest in each well, respectively.  In June 2005, we obtained a 40% before payout working interest, 30% after payout working interest, in the North Edna prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana.  The Lejuene Well No. 1 was drilled to a total depth of approximately 8,800 feet and encountered approximately 10 feet of oil pay in the Nonion Struma section.  The well was completed during the second quarter of 2006 and initially produced at approximately 120 barrels of oil per day beginning in August 2006.  The current formation from which the well was producing has depleted and the well has been recompleted to a new formation uphole from the existing depleted formation.  As of April 30, 2008, the Lejuene Well No. 1 is producing approximately 140 gross barrels of oil per day.

We also entered into an agreement to drill an approximate 6,800 foot well to test the Upper Tuscaloosa formation in Greene County, Mississippi.  The Lee Walley Estate Well No. 2 was drilled to a total depth of approximately 6,925 feet and encountered approximately six feet of oil pay sands.  The well has been completed and initially produced at approximately 85 barrels of oil per day.  The current formation from which the well was producing has been depleted and we are currently performing workover operations on the well to add additional perforations to increase production.  We have a 60% working interest and an approximate 47.55% net revenue interest.  In September 2006, we entered into a farmout agreement to participate in the South Creole prospect located in Cameron Parish, Louisiana.  The South Creole prospect was drilled to a depth of approximately 11,300 feet to test the Planulina A sand.  We have 28.33% before payout working interest and an approximate 19% before payout net revenue interest in the well.  Electric logs indicated approximately 35 feet of pay sand in the Planulina A sand.  During May 2007, the well began producing and as of April 30, 2008, is producing approximately 3,000 gross Mcf of gas per day and 44 gross barrels of condensate per day.

In January 2007, we entered into an agreement to participate in the North Cayuga prospect located in Henderson County, Texas.  The Easter Seals Well No. 1-R has been drilled to a depth of approximately 9,000 feet and the well is currently being completed in the Rodessa Bacon Lime sand.  Production facilities have been installed.  Based upon production testing results, the feasibility of drilling additional wells on this prospect will be determined.  This prospect, comprised of approximately 450 gross acres, has the potential for eight wells.  We have a 21% before payout working interest in the initial well and an approximate 16% working interest in all subsequent wells in this prospect.  The Rodessa, Pettit, Travis Peak, Georgetown, Cotton Valley and Bossier sands are also productive zones for which this geographic area is known.

In April 2007, we entered into a participation agreement to participate in the Catfish Creek prospect located in Henderson and Anderson Counties, Texas.  The operator of this prospect recently recompleted the previously drilled Catfish Creek Well No. 1 which flow tested 87 gross barrels of oil and 266 gross Mcf of gas per day.  Production is from the Rodessa Bacon Lime formation which is located between 9,651 to 9,658 feet deep.  As of April 30, 2008, the Catfish Creek Well No. 1 is producing approximately 20 gross barrels of oil per day and, due to the lack of a gas gathering system, is flaring approximately 30 gross Mcf of gas per day.  Drilling operations on the Catfish Creek Well No. 2 began in February 2008 and based upon electric logs, production casing has been run in the well and it is currently waiting on completion.  The Catfish Creek prospect consists of over 8,000 gross acres in which we along with our partners have mineral rights to a depth of 10,600 feet, and the option to participate in wells below 10,600 feet.  This option is important as it will allow us to test both the deeper Cotton Valley and Bossier formations which are present throughout the acreage at depths below 10,600 feet.  These formations are prolific hydrocarbon producers in other fields in the region.

Effective June 1, 2007, we closed on a transaction and acquired a 100% working interest (75% net revenue interest) in the Welsh Field located in Jefferson Davis Parish, Louisiana from two separate sellers.  On June 1, 2007, the Welsh Field had two wells producing approximately 45 gross barrels of oil per day, two salt water disposal wells and an additional ten wells which were not producing.  Upon closing of the purchase, we immediately began operations to repair one saltwater disposal well and two shut-in wells which were not producing due to mechanical problems.  We currently have saltwater disposal limitations and because of this, are limited to the amount of oil which we can produce from the four wells capable of production.  We are working to increase our saltwater disposal capacity, which we believe will increase our production at Welsh Field to approximately 70 gross barrels of oil per day.  As of April 30, 2008, the Welsh Field is producing approximately 37 gross barrels of oil per day from two wells.  The purchase price was $1,300,000 and was funded from funds from our secured convertible notes.  In addition to the Welsh Field, we obtained additional acreage in the North, Northeast and Northwest Welsh prospects.

We intend to expend our capital resources to develop these projects and seek out additional opportunities for drilling of conventional reserves and acquire oil and gas producing reserves onshore within the continental United States.

Our ability to generate additional revenues and continue our planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue.  We incurred net losses of $1,423,363 and $3,310,279 for the fiscal years ended December 31, 2007 and 2006, respectively.  Proceeds we raise may not be sufficient to complete our objectives.  Should the proceeds we raise are not be sufficient to complete the above objectives; we may be required to scale back our operations.  Additionally, production information as of April 30, 2008, is not necessarily indicative of future production data and it should be expected that future production numbers may decrease over time.

Business Strategy

In order to successfully implement our business objectives, we will focus our efforts on onshore U.S. development opportunities; growth through acquisition of proven reserves with upside potential; manage our risks with a risk mitigation process; and integrate our network of knowledgeable and trusted individuals into our team along with an extended network of oil and gas professionals to broker oil and gas opportunities.

Governmental Regulations

Our operations are affected from time to time in varying degrees by political developments and U.S. federal, state, and local laws and regulations.  In particular, natural gas and crude oil production and related operations are, or have been, subject to price controls, taxes and other laws and regulations relating to the industry.  Failure to comply with such laws and regulations can result in substantial penalties.  The regulatory burden on the industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted so we are unable to predict the future cost or impact of complying with such laws and regulations.

Environmental Matters

Our natural gas and crude oil exploration, development and production operations are subject to stringent U.S. federal, state and local laws governing the discharge of materials into the environment or otherwise relating to environmental protection.  Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”), issue regulations to implement and enforce such laws, and compliance is often difficult and costly.  Failure to comply may result in substantial costs and expenses, including possible civil and criminal penalties. These laws and regulations may:
§	require the acquisition of a permit before drilling commences;
§	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and processing activities;
§	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, frontier and other protected areas;
§	require remedial action to prevent pollution from former operations such as plugging abandoned wells; and
§	impose substantial liabilities for pollution resulting from operations.

In addition, these laws, rules and regulations may restrict the rate of natural gas and crude oil production below the rate that would otherwise exist.  The regulatory burden on the industry increases the cost of doing business and consequently affects our profitability.  Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal or clean-up requirements could adversely affect our financial position, results of operations and cash flows.  While we believe that we are in substantial compliance with current applicable environmental laws and regulations, and we have not experienced any materially adverse effect from compliance with these environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment.  These persons include the present or past owners or operators of the disposal site or sites where the release occurred and the companies that transported or arranged for the disposal of the hazardous substances at the site where the release occurred.  Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies.  It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damages allegedly caused by the release of hazardous substances or other pollutants into the environment.  Furthermore, although petroleum, including natural gas and crude oil, is exempt from CERCLA, at least two courts have ruled that certain wastes associated with the production of crude oil may be classified as “hazardous substances” under CERCLA and thus such wastes may become subject to liability and regulation under CERCLA.  State initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in certain states, and these various initiatives could have adverse impacts on us.

Stricter standards in environmental legislation may be imposed on the industry in the future.  For instance, legislation has been proposed in the U.S. Congress from time to time that would reclassify certain exploration and production wastes as “hazardous wastes” and make the reclassified wastes subject to more stringent handling, disposal and clean-up restrictions.  Compliance with environmental requirements generally could have a materially adverse effect upon our financial position, results of operations and cash flows.  Although we have not experienced any materially adverse effect from compliance with environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Federal Water Pollution Control Act (“FWPCA”) imposes restrictions and strict controls regarding the discharge of produced waters and other petroleum wastes into navigable waters.  Permits must be obtained to discharge pollutants into state and federal waters.  The FWPCA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of crude oil and other hazardous substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages.  Federal effluent limitations guidelines prohibit the discharge of produced water and sand, and some other substances related to the natural gas and crude oil industry, into coastal waters.  Although the costs to comply with zero discharge mandated under federal or state law may be significant, the entire industry will experience similar costs and we believe that these costs will not have a materially adverse impact on our financial condition and results of operations.  Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges.  Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

The U.S. Resource Conservation and Recovery Act (“RCRA”), generally does not regulate most wastes generated by the exploration and production of natural gas and crude oil.  RCRA specifically excludes from the definition of hazardous waste “drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.”  However, these wastes may be regulated by the EPA or state agencies as solid waste.  Moreover, ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes and waste compressor oils, are regulated as hazardous wastes.  Although the costs of managing solid hazardous waste may be significant, we do not expect to experience more burdensome costs than would be borne by similarly situated companies in the industry.

In addition, the U.S. Oil Pollution Act (“OPA”) requires owners and operators of facilities that could be the source of an oil spill into “waters of the United States,” a term defined to include rivers, creeks, wetlands and coastal waters, to adopt and implement plans and procedures to prevent any spill of oil into any waters of the United States.  OPA also requires affected facility owners and operators to demonstrate that they have at least $35 million in financial resources to pay for the costs of cleaning up an oil spill and compensating any parties damaged by an oil spill.  Substantial civil and criminal fines and penalties can be imposed for violations of OPA and other environmental statutes.

Competition

Competition in the oil and gas industry is extreme.  We compete with major oil companies, large and small independents, and individuals for the acquisition of leases and properties.  Most competitors have financial and other resources which substantially exceed ours.  Resources of our competitors may allow them to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties or prospects than us.  Our ability to replace and expand our reserves is dependent on our ability to select and acquire producing properties and prospects for future drilling.  The primary areas in which we encounter substantial competition are in locating and acquiring desirable leasehold acreage for our drilling and development operations, locating and acquiring attractive producing oil and gas properties, and obtaining purchasers and transporters of the oil and gas we produce.  There is also competition between producers of oil and gas and other industries producing alternative energy and fuel.  We face significant competition from a large number of other oil and gas companies in the areas in which we operate, primarily in East Texas and the Texas and Louisiana gulf coasts.

Customers

Once production begins from our properties, typical customers will be marketers of oil and natural gas products and we will seek end-users for the sale of our production.

Employees

We currently have five employees, Kevan Casey, Chief Executive Officer, Robert Wonish, President and Chief Operating Officer, James T. DeGraffenreid, Vice President of Land and Business Development an accounting manager and an administrative assistant, all as needed.  We may add additional employees as required to implement our business plan.  Currently, we rely on the expertise provided by consulting reservoir and drilling engineers, financial and administrative professionals, land personnel and geologists and geophysicists.

DESCRIPTION OF PROPERTIES

Effective February 2, 2006, we entered into a thirty-eight month lease, beginning April 1, 2006, for approximately 5,582 square feet of office space from Walton Houston Galleria Office, L.P. Under the terms of the lease, we issued a 40 month $25,000 letter of credit secured by a $25,000 certificate of deposit in favor of Walton Houston Galleria Office and paid the initial three months rent in advance.  This lease will expire on May 31, 2009.

Following is a listing of current producing properties and/or projects to which we are currently participating, or will participate, during fiscal 2008.  Additionally, production information as of April 30, 2008, is not necessarily indicative of future production data and it should be expected that future production numbers may decrease over time.

Abbeville Field – Vermillion Parish, Louisiana

Effective June 1, 2005, we completed the purchase of two producing oil wells and a saltwater disposal well with production facilities in the Abbeville Field located in Vermillion Parish, Louisiana.  The purchase price was $175,000 and we had an approximate 35% working interest in the property.  During the three months ended September 30, 2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in us owning 95.4% and 72.7% working interests in each producing oil well, respectively.  The two wells are currently producing approximately 26 gross barrels of oil per day.

We are the designated operator of the field and have contracted with a contract operator to operate the field on our behalf.  We intend to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize a 3-D seismic survey we acquired in the 2005 acquisition of an additional working interest to search for additional exploration and/or development prospects.

North Edna Field – Jefferson Davis Parish, Louisiana

Effective June 8, 2005, we obtained a 40% before payout working interest (29.6% net revenue interest) and a 30% after payout working interest, in a prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana.  The Lejuene Well No. 1 was drilled to a total depth of approximately 8,800 feet and logged on March 29, 2006.  The logs indicated approximately 10 feet of oil pay in the Nonion Struma section.  The well was completed during the second quarter of 2006 and initially produced at approximately 120 gross barrels of oil per day beginning in August 2006.  The initial formation from which the well was producing has depleted and the well has been recompleted to a new formation uphole.  The well has produced approximately 140 barrels of oil per day since the well was recompleted in August 2007.  Two additional well locations were identified on this prospect.  Drilling operations on the first well of these two wells began on June 6, 2007, and on July 13, 2007, based upon electric logs run in the well, it was determined to be non-productive and the well was plugged and abandoned.  We intend to drill the remaining well on this prospect with possible reserve potential during fiscal 2008.

North Sand Hill Field – Greene County, Mississippi

We entered into an agreement to drill an approximate 6,800 foot well to test the Upper Tuscaloosa formation in Greene County, Mississippi.  The Lee Walley Estate Well No. 2 was drilled to a total depth of approximately 6,925 feet and encountered approximately six feet of oil pay sands.  The well has been completed and initially produced at approximately 85 barrels of oil per day.  The current formation from which the well was producing has been depleted and we are currently performing workover operations on the well to add additional perforations to increase production.  We have a 60% working interest and an approximate 47.55% net revenue interest.  An additional well location has been identified in this field which we may drill during fiscal 2008.

South Creole Prospect – Cameron Parish, Louisiana

In September 2006, we entered into a farmout agreement to participate in the South Creole prospect located in Cameron Parish, Louisiana.  The South Creole prospect was drilled to a depth of approximately 11,300 feet to test the Planulina A sand.  We have a 28.33% before payout working interest and an approximate 19% before payout net revenue interest in the well.  Electric logs indicated approximately 35 feet of pay sand in the Planulina A sand.  During May 2007, the well began producing and as of April 30, 2008, is producing approximately 3,000 gross Mcf of gas per day and 44 gross barrels of condensate per day.

North Cayuga Prospect – Henderson County, Texas

In January 2007, we entered into an agreement to participate in the North Cayuga prospect located in Henderson County, Texas.  The Easter Seals Well No. 1-R has been drilled to a depth of approximately 9,000 feet and the well is currently being completed in the Rodessa Bacon Lime sand.  Production facilities have been installed.  Based upon production testing results, the feasibility of drilling additional wells on this prospect will be determined.  This prospect, comprised of approximately 450 gross acres, has the potential for eight wells.  We have a 21% before payout working interest in the initial well and an approximate 16% working interest in all subsequent wells in this prospect.  The Rodessa, Pettit, Travis Peak, Georgetown, Cotton Valley and Bossier sands are also productive zones for which this geographic area is known.

Catfish Creek Prospect – Henderson and Anderson Counties, Texas

In April 2007, we entered into a participation agreement to participate in the Catfish Creek prospect located in Henderson and Anderson Counties, Texas.  The operator of this prospect recently recompleted the previously drilled Catfish Creek Well No. 1 which flow tested 87 gross barrels of oil and 266 gross Mcf of gas per day.  Production is from the Rodessa Bacon Lime formation which is located between 9,651 to 9,658 feet deep.  As of April 30, 2008, the Catfish Creek Well No. 1 is producing approximately 20 gross barrels of oil per day and, due to the lack of a gas gathering system, is flaring approximately 30 gross Mcf of gas per day.  Drilling operations on the Catfish Creek Well No. 2 began in February 2008 and based upon electric logs, production casing has been run in the well and it is currently waiting on completion.  Our independent reservoir engineer has identified an additional six proved undeveloped drilling locations on this prospect and we anticipate drilling these locations during fiscal 2008 and 2009 to further test the Rodessa formation.

The Catfish Creek prospect consists of over 8,000 gross acres in which we, along with our partners, have mineral rights to a depth of 10,600 feet, and the option to participate in wells below 10,600 feet.  This option is important as it will allow us to test both the deeper Cotton Valley and Bossier formations which are present throughout the acreage at depths below 10,600 feet.  These formations are prolific hydrocarbon producers in other fields in the region.

Welsh Field – Jefferson Davis Parish, Louisiana

Effective June 1, 2007, we closed on a transaction and acquired a 100% working interest (75% net revenue interest) in the Welsh Field located in Jefferson Davis Parish, Louisiana from two separate sellers.  On June 1, 2007, the Welsh Field had two wells producing approximately 45 gross barrels of oil per day, two salt water disposal wells and an additional ten wells which were not producing.  Upon closing of the purchase, we immediately began operations to repair one saltwater disposal well and two shut-in wells which were not producing due to mechanical problems.  We currently have saltwater disposal limitations and because of this, are limited to the amount of oil which we can produce from the four wells capable of production.  We are working to increase our saltwater disposal capacity which we believe will increase our production at Welsh Field to approximately 70 gross barrels of oil per day.  As of April 30, 2008, the Welsh Field is producing approximately 37 gross barrels of oil per day from two wells.

The purchase price was $1,300,000 and was funded from funds from our secured convertible notes.  Our independent reservoir engineer has identified two proved undeveloped locations which we anticipate drilling in fiscal 2009.  In addition to the Welsh Field, we obtained additional acreage in the North, Northeast and Northwest Welsh prospects

West Abbeville Prospect – Vermillion Parish, Louisiana

We have identified a new prospect located in West Abbeville in Vermillion Parish, Louisiana utilizing our previously purchased 60 square miles of 3-D seismic data we acquired with the Abbeville Field purchase.  Our consulting geophysicist utilized the seismic data to map and identify this prospect.  In addition, we have received satellite technology data over the area to further delineate the prospect.  We intend to begin reviewing lease records to determine the availability of the leasehold acreage in order to prepare to drill this prospect.  There can be no assurance that we will be successful in acquiring rights to drill this prospect.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Michael, Annette, Christopher, and Travis Tripkovich v. Affiliated Holdings, Inc., No. 72217-F, 16th Judicial District Court, St. Martin Parish, Louisiana was filed July 6, 2007, and served on Affiliated Holdings, Inc. on July 26, 2007.  The Petition alleges that Michael Tripkovich was employed as a natural gas compression technician land supervisor with American Warrior, when he was diagnosed with chronic myelogenous leukemia in January of 2006.  Prior to his employment with American Warrior, Mr. Tripkovich was employed by Hanover Corporation, Energy Industries, Fusion Plus, Inc., PMSI, Inc., and Southern Maintenance, Inc., and others for approximately nineteen (19) years.  At all of these places of employment, his job duties included maintaining natural gas compressors at onshore and offshore oil and gas production and collection facilities located throughout Louisiana, Texas, Mississippi and Alabama.  According to the Petition, almost all of the sites inspected by Mr. Tripkovich housed glycol units, which separated water from oil and which dried natural gas.

The plaintiff contends that during the course of his employment as a natural gas compression technician land supervisor, he was exposed to radon, radon-emitting matter, benzene and benzene-containing substances, including but not limited to, glycol, condensate, toluene, xylene, natural gas, and crude oil.  Specifically, he contends that he worked at and/or near natural gas production sites and glycol units, which emitted radon, radon-emitting matter, and benzene and benzene-containing substances.  Further, he alleges that he became overwhelmed by radon and/or benzene fumes and was forced to inhale toxic fumes emitted from the glycol units on a daily basis.  In fact, the plaintiff provides an extensive list of the glycol units on which he worked, including serial number and location, one of which he contends was owned by Affiliated Holdings, Inc. in Abbeville, Louisiana.

Mr. Tripkovich, his wife, and children are suing for past, present, and future medical bills; past, present and future physical pain and suffering; mental anguish and distress; past, present, and future lost wages and loss of earning capacity; loss of enjoyment of life; possibility and fear of death; loss of consortium and punitive damages.

At the present time, we are filing a formal motion for extension of time to file responsive pleadings.  We anticipate responding to the petition by filing exceptions on a number of bases, including the dilatory exception vagueness and ambiguity of the petition, the peremptory exception of prescription, and the peremptory exception of no cause of action on the issue of punitive damages (or one that will seek to limit the time frame during which punitive damages were available), among others.  Additionally, we will file a Motion for Summary Judgment on the basis that the plaintiff’s sole remedy against us is worker’s compensation, if the appropriate facts are elicited during our investigation of this matter.  We were one of 113 companies identified in the suit.  We do not expect the outcome of this suit will have a material impact on our results of operations or cash flows.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Kevan Casey	36	Director, Chief Executive Officer and President
Steven M. Plumb	48	Chief Financial Officer, Treasurer and Secretary
James DeGraffenreid	52	Vice President of Land and Business Development
Robert G. Wonish	54	Director, President and Chief Operating Officer

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Currently there are three seats on our board of directors, of which one is currently vacant.

Kevan Casey has served as a Director since July 2004 and Chief Executive Officer and President since February 2008.  Between July 2004 and September 2007, Mr. Casey was our President and Chief Executive Officer.  From April 2003 until December 2005, Mr. Casey was chairman of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure listed on the American Stock Exchange.  Mr. Casey co-founded NetView Technologies, Inc. in December 2001 and served as its president from its inception.  NetView was acquired by eLinear, Inc. in April 2003.  In September 2006, eLinear filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, seeking relief under Chapter 7 of the United States Code.  In 1998, Mr. Casey founded United Computing Group and United Consulting Group, a value-added retailer and an information technology consulting firm, where he served as president and chief executive officer.  In December 1999, United Computing Group and United Consulting Group were acquired by C1earWorks.net, Inc., and Mr. Casey continued as president of the companies until December 2001.

Steven M. Plumb has served as Chief Financial Officer since April 2008. Mr. Plumb is a CPA licensed to practice in Texas. Since 2001, Mr. Plumb has been the president of Clear Financial Solutions, Inc. a business consulting firm that assists public and private companies with financing, operations improvement, outsourced accounting, SEC reporting, mergers and acquisitions, and financial analysis. From November 2002 through December 2004, Mr. Plumb served as Vice President and Chief Financial Officer of Adventrx Pharmaceuticals, Inc. Prior to this, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Houston, Texas.  Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.

Mr. DeGraffenreid has served as our Vice President of Land and Business Development since November 2007.  Prior to joining us, Mr. DeGraffenreid served as director of land and business development for Sterling Energy, Inc. from March 2007 and as corporate secretary and manager of land and business development from June 2003.  From February 1998 to June 2003 he served as senior professional landman at Amerada Hess Corporation where his area of responsibility was the offshore shelf and from December 1990 to February 1998, he served as senior landman for Seagull Energy E&P, Inc. where his areas of responsibility were Oklahoma, Arkansas, Louisiana and Montana.  Mr. DeGraffenreid graduated from the University of Oklahoma with a B.B.A. in Petroleum Land Management.

             Robert G. Wonish has served as Director since February 2007 and as President and Chief Operating Officer since April 21, 2008.  From June 2004 to April 2008, Mr. Wonish was the President of Petroleum Engineers Inc. as well as the President of CYMRI, L.L.C., both wholly owned subsidiaries of Stratum Holdings, Inc. (OTCBB: STTH).  Prior to that, he served as vice president of CYMRI Corporation from July 2002.   Mr. Wonish began his engineering career at Amoco Production Company and joined PANACO, Inc. (AMEX: PNO) in 1992.  Mr. Wonish achieved positions of increasing responsibility at PANACO, ultimately serving as president and chief operating officer.

Directors Independence; Lack of Audit Committee Expert

Our Board of Directors has determined that Mr. Wonish is not independent and that we will lack a non-independent audit committee financial expert.

Compensation of Directors

Directors who are also employees do not receive any compensation for serving as directors.  Mr. Wonish is our only non-employee director.  From September 2007 until February 2008, Mr. Casey received $5,000 per month for serving on the Board of Directors and chairman of the executive committee.  Mr. Wonish will receive $2,000 per month for serving on the Board of Directors and as Chairman of the Compensation Committee.  All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any board committee or otherwise incurred in their capacities as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Kevan Casey	$ 20,000	$ --	$ --	$ --	$ --	$ --	$ 20,000
William E. Dozier (1)	40,000	--	--	--	--	--	40,000
Total	$ 60,000	$ --	$ --	$ --	$ --	$ --	$ 60,000

1.
 Excludes $100,000 Mr. Dozier earned as interim Chief Operating Officer and 500,000 non-qualified stock options at an exercise price of $0.35, fully vested on September 4, 2007 and expiring June 25, 2012, which we valued at $98,044 using the Black-Scholes option pricing model.  Mr. Dozier resigned from our Board of Directors on February 15, 2008.

Committees of the Board of Directors

We have a compensation committee of which Mr. Wonish is the chairman.  Currently, our Board of Directors serves as the audit committee until a new audit committee can be established.  We plan to establish, but do not currently have a nomination committee, so the Board of Directors currently serves such function. The Board of Directors held eight board meetings during the last fiscal year of which all directors attended all meetings.

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Board of Directors has not specified any minimum qualifications for serving on the Board of Directors.  However, the Board of Directors endeavors to evaluate, propose and approve candidates with business experience and personal skills in technical oil and gas operations, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective board.  The Board of Directors seeks to assure that the Board of Directors is composed of individuals who have experience relevant to our needs and who have the highest professional and personal ethics, consistent with our values and standards.  Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors will utilize a variety of methods for identifying and evaluating nominees for director.  Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.  The Board of Directors will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board of Directors.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board of Directors.  The Board of Directors will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions) and employees. The Code of Ethics is an exhibit to our Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 15, 2005 and is available on our website at www.unicorpinc.net.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Mr. Wonish, who is an officer and an employee of our company.  None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee.  No member of our Board of Directors is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

REPORT OF THE COMPENSATION COMMITTEE

Overview

The Compensation Committee of the Board of Directors supervises our executive compensation.  We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance.  In performing this function, the Compensation Committee reviews executive compensation surveys and other available information.

We seek to provide an overall level of compensation to our executives that are competitive within our industry and other companies of comparable size and complexity.  Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance.  The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.  In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

Base salary levels for our executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within our industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise.  In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

We provide long-term incentive compensation through our stock option plan.  The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements.  In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

Mr. Casey was elected to the position of chief executive officer in February 2007.  Mr. Casey’s salary is $13,000 per month and he has not yet entered into an employment agreement with us.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with our strategic business objectives and that provide incentives for the attainment of those objectives.  This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Submitted by the Compensation Committee of the Board of Directors of Striker Oil & Gas, Inc.

/s/Robert G. Wonish

AUDIT COMMITTEE REPORT

The Audit Committee of the Board at the time of the report consisted of Mr. Chase.  Upon reconstitution of the Audit Committee, the members of the Audit Committee shall be independent directors as defined by rules of the Securities Act of 1933 and financially literate.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually.  The charter of the Audit Committee is available on our website at http://www.strikeroil.com.  The Audit Committee selects, evaluates and, where deemed appropriate, replaces our independent auditors.  The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for our internal controls and the financial reporting process.  Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on our consolidated financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed our audited financial statements for fiscal 2007 and has met and held discussions with management and Malone & Bailey, PC., our independent auditors at the time of filing our audited financial statements with the SEC.  Management represented to the Audit Committee that our consolidated financial statements for fiscal 2007 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with Malone & Bailey, PC. matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Malone & Bailey, PC. also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Malone & Bailey, PC. the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Malone & Bailey, PC., and the Audit Committee’s review of the representation of management and the report of Malone & Bailey, PC. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

Malone & Bailey, PC., did not perform any non-audit services during fiscal 2007.

Submitted by the Audit Committee of the Board of Directors of Striker Oil & Gas, Inc.

/s/Carl A. Chase

EXECUTIVE COMPENSATION

The following table sets forth in summary form the compensation received during the fiscal years ended December 31, 2007, 2006 and 2005, by our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Total ($)
Robert Munn (1)	2007	92,610	103,000	(2)	--	961,023	1,156,633
Kevan Casey	2007	116,447	20,500	(3)	--	--	136,947
	2006	96,000	84,500	(4)	-	141,075	321,575
	2005	86,000	73,500	(5)	-	480,000	639,500
Carl A. Chase	2007	132,000	9,000	(6)	--	--	141,000
	2006	92,000	13,000	(7)	-	70,526	175,526
	2005	5,996	3,974	(8)	-	240,000	249,970
James T. DeGraffenreid (9)	2007	30,765	50,000	(10)	--	435,249	516,014
Arthur B. Ley (11)	2007	21,785	--		--	--	21,785
	2006	172,500	31,500	(12)	100,000	771,937	1,075,937

(1)	Mr. Munn became an employee in September 2007 and resigned on February 21, 2008
(2)	Includes $3,000 for a $750 per month auto allowance and a $100,000 signing bonus.
(3)	Mr. Casey resigned his position as CEO in September 2007. Includes $13,500 for a $1,500 per month auto and home allowance and $7,000 cash bonus.
(4)	Includes $18,000 for a $1,500 per month auto and home allowance and $66,500 cash bonus.
(5)
Includes $18,000 for a $1,500 per month auto and home allowance, $27,500 cash bonus and $28,000 which we contributed to a 401(k) plan. Mr. Casey forgave $17,000 of salary and bonus due him in fiscal 2005.

(6)	Represents $9,000 for a $750 per month auto allowance.
(7)	Includes $3,000 for a $750 per month auto allowance and $10,000 cash bonus.
(8)	Includes $1,974 which we contributed to a 401(k) plan and $2,000 cash bonus.
(9)	Mr. DeGraffenreid became an employee in November 2007.
(10)	Represents a $50,000 signing bonus.
(11)	Mr. Ley became an employee on February 1, 2006 and resigned February 15, 2007.
(12)
Includes $16,500 for a $1,500 per month auto and home allowance and $15,000 cash bonus. Option awards value includes only 90,000 stock options of a total of 14,000 stock options awarded to Mr. Ley. Does not include 50,000 stock options which we did not believe the performance conditions would be met in order to earn.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Provide the information specified in the following table for unexercised, stock that has not vested, and outstanding equity incentive plans awards granted:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Robert P. Munn	130,000	--	--	0.01	9/10/2014	--	--	--	--
	--	--	800,000 (1)	0.21	9/10/2014	--	--	--	--
Kevan Casey	45,000	--	--	1.00	1/1/2010	--		--	--
	48,000	--	--	0.60	1/1/2011	--	--	--	--
Carl A. Chase	24,000	--	--	1.00	1/1/2010	--	--	--	--
	24,000	--	--	0.60	1/1/2011	--	--	--	--
	24,000	--	--	0.38	1/1/2012	--	--	--	--
James T. DeGraffenreid	66,667	--	--	0.01	11/6/2014	--	--	--	--
	--	--	400,000 (2)	0.19	11/6/2014	--	--	--	--
William E. Dozier	100,000	--	--	0.35	6/25/2012	--	--	--	--

(1)	Vesting of Mr. Munn’s options are as follows: 200,000 on each of September 10, 2008, 2009, 2010 and 2011.
(2)	Vesting of Mr. DeGraffenreid’s options are as follows: 100,000 on each of November 6, 2008, 2009, 2010 and 2011.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

Mr. Plumb

On March 14, 2008, we and Mr. Plumb entered into an agreement pursuant to which Mr. Plumb will serve as our Chief Financial Officer and will be compensated approximately $6,000 per month.  Mr. Plumb will also be entitled to receive an option to purchase 100,000 shares of our common stock under our 2007 Stock Option Plan at a purchase price of $0.50 per share.  We will reimburse Mr. Plumb for all reasonable business expenses incurred in performing his duties as CFO.  The agreement is for a period of one year and will continue to be automatically renewed for additional one year periods unless cancelled by either party with 60 days written notice.

Mr. DeGraffenreid

On November 6, 2007, we entered into an employment agreement effective November 6, 2007, with James T. DeGraffenreid, pursuant to which Mr. DeGraffenreid has agreed to serve as our Vice President of Land and Corporate Development through December 31, 2009.  Mr. DeGraffenreid is to receive an annual base salary of $200,000 and received a $50,000 signing bonus.  This bonus is subject to repayment if he terminates his contract for any reason within twelve months from the effective date.  In addition to the compensation and benefits listed above, we have granted Mr. DeGraffenreid 66,667 vested non-qualified options, pursuant to our 2004 Stock Option Plan, to purchase shares of our common stock at an exercise price of $0.05 per share, upon such terms and conditions as set forth in any such option agreement.  As an additional incentive for us to enter into this employment relationship, Mr. DeGraffenreid has agreed to certain non-competition provisions of the employment agreement.  In the event of Mr. DeGraffenreid’s termination by us for any reason other than for cause or death, he shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the later of: (i) the end of twelve months from the date of hire, or (ii) 180 calendar days from the date of the termination.  Except for the severance pay, we shall not have any further obligations except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained therein which are expressly made to extend beyond the term of the employment agreement.  Mr. DeGraffenreid’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to us.

Mr. DeGraffenreid is entitled to receive up to 50% of his base salary based upon specific goals and targets approved by the Board of Directors.

He is also received a seven-year non-qualified stock option, pursuant to our 2007 Stock Option Plan, to purchase 400,000 shares of our common stock at an exercise price of $0.95 per share.  The option shall vest in accordance with the following schedule, provided that Mr. DeGraffenreid is still employed as the Vice President of Land and Corporate Development on such vesting date: (i) 100,000 options will vest 12 months from the date of execution of the Employment Agreement; (ii) 100,000 options will vest 24 months from the date of execution of the Employment Agreement; (iii) 100,000 options will vest 36 months from the date of execution of the Employment Agreement; and (iv) 100,000 options will vest 48 months from the date of execution of the Employment Agreement.

As additional consideration for entering into the Employment Agreement, Mr. DeGraffenreid agreed to restrict the amount of shares our common stock that he can sell, including shares previously acquired in the open market, through private transactions, through previous employment agreements, as well as shares acquired pursuant to the Employment Agreement, by concurrently entering into a lock-up, leak-out agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.  We have no policy regarding entering into transactions with affiliated parties.

Note Receivable

On May 3, 2006, we entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby we loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, we may accelerate the maturity in our sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice.  The note was initially secured with 3,938,000 shares of our common stock pursuant to a security agreement dated May 3, 2006.  Effective July 27, 2006, we purchased 300,000 shares of Mr. Allen’s common stock for $120,000 ($0.40 per share) and amended the security agreement to reduce the number of common shares as security from 3,938,000 to 3,638,000.  Effective March 30, 2007, we retired the note and accrued interest through the purchase of 937,839 shares of common stock for $211,014 ($0.225 per share).  The 937,839 shares acquired from Mr. Allen are being held as treasury stock.

Notes Payable

During December 2005, three shareholders converted $300,000 principal amount and accrued interest of $33,358 into 83,340 shares of our common stock.  Our Chief Executive Officer and Chief Financial Officer verbally agreed to extend the maturity dates of their notes to June 30, 2006, which notes and accrued interest were subsequently paid in cash during March 2006.

The convertible notes payable to related parties at December 31, 2005 were as follows:

Note due to an officer at an annual interest rate of 10%, due November 18, 2005 and convertible into our common stock at $4.00 per share, which was verbally extended to June 30, 2006	$167,000
Note due to an officer at an annual interest rate of 10%, due November 23, 2005 and convertible into our common stock at $4.00 per share, which was verbally extended to June 30, 2006	10,000
Note due to an officer at an annual interest rate of 10%, due December 13, 2005 and convertible into our common stock at $4.00 per share, which was verbally extended to June 30, 2006	15,000
Total notes payable	$192,000

On December 31, 2005, we borrowed $175,000 from Kevan Casey, our Chief Executive Officer, and issued Mr. Casey a short-term, unsecured note with interest at 10% per annum.  During January and February 2006, we repaid Mr. Casey the principal amount of $175,000 and interest of $1,981.

On October 30, 2006, we borrowed $20,000 from K.M. Casey Trust No.1, of which Mr. Casey is the general partner, at 8% per annum.  During December 2006, we repaid the principal amount of $20,000 and interest of $276.

We believe that the related transactions describe above were on terms that we would have received had we entered into such transactions with unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2008.

·	by each person who is known by us to beneficially own more than 5% of our common stock;
·	by each of our officers and directors; and
·	by all of our officers and directors as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Name and Address of Owner	Title of Class	Number of Shares Owned (1)	Percentage of Class Prior to Offering (2)	Percentage of Class After Offering (3)

Kevan Casey 5075 Westheimer Road Suite 975 Houston, Texas 77056	Common Stock	9,628,701 (4)	46.96%	40.55%

Steven M. Plumb 5075 Westheimer Road Suite 975 Houston, Texas 77056	Common Stock	100,000 (5)	*	*

Robert G. Wonish 5075 Westheimer Road Suite 975 Houston, Texas 77056	Common Stock	26,457	*	*

James DeGraffenreid 5075 Westheimer Road Suite 975 Houston, Texas 77056	Common Stock	66,667 (5)	*	*

All Officers and Directors as a Group (4 persons)	Common Stock	9,821,825 (6)	47.52%	41.07%

KM Casey No.1 Ltd. (7) 5075 Westheimer Road Suite 975 Houston, Texas 77056	Common Stock	9,532,700 (7)	46.71%	40.30%

Tommy Allen 23510 Belle Vernon Dr Spring, Texas 77389	Common Stock	2,568,062	12.58%	10.86%

Trevor Ling 5050 Westheimer Road Houston, Texas 77056	Common Stock	1,327,600	6.50%	5.61%
______________________

* Less than 1%.

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Based upon 20,409,348 shares issued and outstanding on April 30, 2008.

(3)	Percentage based upon 23,653,505 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4)
Includes 93,000 shares issuable upon exercise of currently exercisable stock options owned by Mr. Casey and 9,532,700 shares owned by KM Casey No. 1 LTD.  Mr. Kevan Casey exercises voting and dispositive power over all shares beneficially owned by KM Casey No. 1 LTD.

(5)	Represents shares issuable upon exercise of currently exercisable stock options.

(6)	Includes 259,667 shares issuable upon exercise of currently exercisable stock options.

(7)	Mr. Kevan Casey exercises voting and dispositive power over all shares beneficially owned by KM Casey No. 1 LTD.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 1,500,000,000 shares of common stock, par value $.001.  As of April 30, 2008, there were 20,409,348 shares of common stock outstanding.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  The election of directors requires a plurality of votes cast by our stockholders.  All other actions by our stockholders require a majority of votes cast.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

The transfer agent of our common stock is OTC Stock Transfer Inc., 231 East 2100 South Suite F, Salt Lake City, Utah 84114.

PREFERRED STOCK

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001.  As of April 30, 2008, no shares of preferred stock are issued and outstanding.  The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

OPTIONS

As of April 30, 2008, we have issued and outstanding 950,000 options to purchase shares of our common stock pursuant to our 2008 Stock Option Plan, and 295,067 options to purchase shares of our common stock pursuant to our 2004 Stock Option Plan and 500,000 options to purchase shares of our common stock pursuant to our 2007 Stock Option Plan.

WARRANTS

In connection with a Securities Purchase Agreement dated May 17, 2007, as amended on February 20, 2008, we issued warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:

•      warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
•      warrant to purchase 430,800 shares of Common Stock exercisable at $3.25 per share;
•      warrant to purchase 373,400 shares of Common Stock exercisable at $3.75 per share and
•      warrant to purchase 311,100 shares of Common Stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.

In addition, in connection with the amendment on February 20, 2008, we issued additional warrants to purchase an aggregate of 2,722,237 shares of common stock as follows:

§	warrant to purchase 1,357,334 shares of common stock at $0.75 per share;
§	warrant to purchase 689,280 shares of Common Stock at $1.25 per share;
§	warrant to purchase 426,743 shares of Common Stock at $1.75 per share and
§	warrant to purchase 248,880 shares of Common Stock at $2.50 per share.

All of the warrants expire on May 17, 2012.

CONVERTIBLE SECURITIES

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They have provided us with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, we received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  We had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.

The convertible debentures bear interest at 9%, mature 30 months from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at a rate of $2.50 per share, subject to adjustment.  The investor has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

·
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

·
If we issue rights, options or warrants to all holders of our common stock (and not to YA Global Investments) entitling them to subscribe for or purchase shares of common stock at a price per share less than $2.50 per share, other than issuances specifically permitted by the securities purchase agreement then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

·
If we issue shares, other than issuances specifically permitted by the securities purchase agreement of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $2.50 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

·
If we distribute to all holders of our common stock (and not to YA Global Investments) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

·
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, YA Global Investments will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures;

·
If we engage in a merger, consolidation or sale of more than one-half of our assets, then YA Global Investments will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue a convertible debenture with similar terms; and

·
If there is an occurrence of an event of default, as defined in the secured convertible debentures, or the secured convertible debentures are not redeemed or converted on or before the maturity date, the secured convertible debentures shall be convertible into shares of our common stock at the lower of (i) the then applicable conversion price; (ii) 90% of the average of the three lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 10 trading days immediately preceding the date of conversion; or (iii) 20% of the volume weighted average prices of our common stock, as quoted by Bloomberg, LP, on May 17, 2007.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 30, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty.  The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately-negotiated transactions;
·	short sales that are not violations of the laws and regulations of any state or the United States;
·	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
·	through the writing of options on the shares;
·	a combination of any such methods of sale; and
·	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The selling stockholder cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder.  The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholder has not entered into any agreement with a prospective underwriter and it cannot assure you that any such agreement will be entered into.

The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person.  If a selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In regards to short sells, a selling stockholder can only cover its short position with the securities it receives from us upon conversion.  In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or its transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

 YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.), within the past three years, has entered into the following transactions with us:

Equity Distribution Agreement

On August 8, 2005, we entered into an Equity Distribution Agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.). Under the Equity Distribution Agreement, we are allowed to periodically sell to YA Global Investments shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Equity Distribution Agreement, YA Global Investments would pay us 91%, or a 9% discount on the per share price of our common stock on the principal market. YA Global Investments’ obligation to purchase shares of our common stock under the Equity Distribution Agreement was subject to certain conditions, including our obtaining an effective registration statement for shares of common stock sold under the Equity Distribution Agreement and was limited to $2,000,000 per five business days.  The initial registration statement was declared effective by the SEC on February 14, 2006, and pursuant to which, we issued 1,113,812 shares of our common stock to YA Global Investments and received net proceeds of $3,982,500.

Upon the execution of the Equity Distribution Agreement, YA Global Investments received, as a one-time commitment fee, 64,444 shares of our common stock which we valued at $300,000 on the date of issuance.  In connection with the Equity Distribution Agreement, we also entered into a Placement Agent Agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer.  Upon execution of the Placement Agent Agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 2,222 shares of our common stock in an amount equal to $10,000 divided by the closing bid price of our shares on the date of issuance.  On February 2, 2006 we and YA Global Investments determined that it would be in our best interests to terminate the Equity Distribution Agreement and enter into a new Equity Distribution Agreement.  On February 2, 2006, we entered into a Termination Agreement with YA Global Investments to terminate the Equity Distribution Agreement we had entered into on August 8, 2005, and on February 3, 2006 we entered into a new Equity Distribution Agreement with YA Global Investments.

On September 8, 2006, we filed a new registration statement registering 2,000,000 shares of our common stock to be issued to YA Global Investments in conjunction with the Equity Distribution Agreement for the then remaining $5,800,000 under the Equity Distribution Agreement.  This registration statement was declared effective by the SEC on October 23, 2006, and subsequent to that date, we issued the 2,000,000 shares of common stock to YA Global Investments and received net proceeds of $3,372,539.  As a result, we have no shares available to issue to YA Global Investments under the Equity Distribution Agreement.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder.  We will not receive any proceeds from the resale of the common stock by the selling stockholder.  Assuming all the shares registered below are sold by the selling stockholder, the selling stockholder will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Debentures *	Total Percentage of Common Stock Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering **		Percentage of Common Stock Owned Before Offering **	Beneficial Ownership After the Offering (2)	Percentage of Common Stock Owned After Offering (2)

YA Global Investments, L.P. (3)	8,333,336	28.99%	Up to 3,244,157 shares of common stock	1,071,915	(1)	4.99%	--	--

*           This column represents an estimated number based on a conversion price as of a recent date of April 30, 2008 of $0.75 divided into the $6,250,002 in principal amount of the secured convertible debentures remaining.

**           These columns represent the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to its 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.  The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment.

(1)
Pursuant to our registration rights agreement, we are required to register a sufficient number of shares issuable upon conversion of the convertible debentures and exercise of their (not including the warrants issued on February 20, 2008), which is currently 9,957,636 shares of common stock, however, the number of shares registered is not to exceed 30% of the issued and outstanding shares of our common stock (less any shares of common stock held by our affiliates) minus 10,000 shares of common stock. As of the filing, we determined the number of shares of common stock issued and outstanding not held by affiliates to be 10,847,190. If required pursuant to our registration rights agreement and in accordance with SEC regulations, we will file additional registration statements in the future to register additional shares of common stock issuable upon conversion of the secured convertible debentures and/or exercise of the warrants.  The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.  However, the selling stockholder has contractually agreed to restrict its ability to convert the secured convertible debentures and receive shares of our common stock such that the number of shares of common stock held by it in the aggregate and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through its ownership of the secured convertible debentures and the warrants.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Assumes that all securities registered will be sold.

(3)
All investment decisions of YA Global Investments, L.P. are made by its general partner, Yorkville Advisors, LLC.  Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

MAY 17, 2007 SECURED CONVERTIBLE DEBENTURE FINANCING

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They have provided us with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, we received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  We had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.  In connection with the securities purchase agreement, we issued YA Global Investors warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:
§	warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
§	warrant to purchase 430,800 shares of Common Stock exercisable at $3.25 per share;
§	warrant to purchase 373,400 shares of Common Stock exercisable at $3.75 per share and
§	warrant to purchase 311,100 shares of Common Stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.

The convertible debentures bear interest at 9%, mature 30 months from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at a rate of $2.50 per share, subject to adjustment.  The investor has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

·
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

·
If we issue rights, options or warrants to all holders of our common stock (and not to YA Global Investments) entitling them to subscribe for or purchase shares of common stock at a price per share less than $2.50 per share, other than issuances specifically permitted by the securities purchase agreement then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

·
If we issue shares, other than issuances specifically permitted by the securities purchase agreement of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $2.50 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

·
If we distribute to all holders of our common stock (and not to YA Global Investments) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

·
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, YA Global Investments will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures;

·
If we engage in a merger, consolidation or sale of more than one-half of our assets, then YA Global Investments will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue a convertible debenture with similar terms; and

·
If there is an occurrence of an event of default, as defined in the secured convertible debentures, or the secured convertible debentures are not redeemed or converted on or before the maturity date, the secured convertible debentures shall be convertible into shares of our common stock at the lower of (i) the then applicable conversion price; (ii) 90% of the average of the three lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 10 trading days immediately preceding the date of conversion; or (iii) 20% of the volume weighted average prices of our common stock, as quoted by Bloomberg, LP, on May 17, 2007.

In connection with the securities purchase agreement, we also entered into a registration rights agreement providing for the filing, by July 2, 2007, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than October 13, 2007 and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) May 17, 2009.  In the event of a default of our obligations under the registration rights agreement, we are required to pay to YA Global Investments, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the then outstanding secured convertible debentures, up to a maximum amount of 12%.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in certain of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 30, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

The Amendment amends the warrants as follows: Warrant A-1’s exercise price was decreased from $2.75 per share to $0.75 per share; Warrant B-1’s exercise price was decreased from $3.25 per share to $1.25 per share; Warrant C-1’s exercise price was decreased from $3.75 per share to $1.75 per share; and Warrant D-1’s exercise price was decreased from $4.50 per share to $2.50 per share.

In addition, in connection with the Amendment, we issued the following additional four warrants:

·	A warrant (A-2) to purchase 1,357,334 shares of common stock at $0.75 per share, which expires on May 17, 2012
·	A warrant (B-2) to purchase 689,280 shares of common stock at $1.25 per share, which expires on May 17, 2012.
·	A warrant (C-2) to purchase 426,743 shares of common stock at $1.75 per share, which expires on May 17, 2012.
·	A warrant (D-2) to purchase 248,880 shares of Common Stock at $2.50 per share, which expires on May 17, 2012.

As we are only registering 3,244,157 shares of common stock pursuant to this registration statement, this is not a sufficient number of shares if all of the secured convertible debentures are converted at this time. Pursuant to our registration rights agreement, we are required to register a sufficient number of shares issuable upon conversion of the convertible debentures and exercise of their warrants (not including the warrants issued on February 20, 2008), which is currently 9,957,636 shares of common stock, however, the number of shares registered is not to exceed 30% of the issued and outstanding shares of our common stock (less any shares of common stock held by our affiliates) minus 10,000 shares of common stock. As of the date of filing, we determined the number of shares of common stock issued and outstanding not held by affiliates to be 10,847,190. If required pursuant to our registration rights agreement and in accordance with SEC regulations, we will file additional registration statements in the future to register additional shares of common stock issuable upon conversion of the secured convertible debentures and/or exercise of the warrants.

This prospectus relates to the resale of the shares of common stock to be issued upon conversion of the senior convertible debentures described above.

Additional Disclosure

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at May 17, 2007	Dollar Value of Underlying Securities

3,244,157	$1.85	$6,001,690.45

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

We may be required to make interest payments to the secured convertible debenture holders. The following is a tabular disclosure of the dollar amount of each such payment to be made (excluding any repayment of principal) in connection with the secured convertible debentures that we may be required to make to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to "finders" or "placement agents" and any other payments or potential payments):

Investor	Payment Reference	Date	Amount
YA Global Investments, L.P.
	Commitment Fee	May 17, 2007	$ 350,000
	Structuring and Due Diligence Fee	May 17, 2007	$ 30,000
	Commitment Fee	June 18, 2007	$ 200,000
	Commitment Fee	October 24, 2007	$ 150,000
	Interest	Various	$ 3,430,000
YA Global Investments Total:			$ 4,160,000
Total payments that have been or may be required to be made in connection with the transaction, excluding principal repayments			$ 4,160,000

We paid a commitment fee of 10% of the gross proceeds, payable at each closing, or an aggregate of $700,000, and a structuring and due diligence fee of $30,000 to Yorkville Advisors LLC, the general partner of YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.).

Interest on the convertible debentures accrues at the rate of 14% per annum, with the debentures maturing on December 31, 2010.  Originally, the convertible debentures accrued interest at a rate of 9% per annum, however, pursuant to an amendment agreement on February 20, 2008, the rate of interest was increased and the maturity date was pushed back.  Interest is payable on the first business day of each month starting September 2007.  The amount of interest listed represents the total amount possible if the entire $7,000,000 of convertible debentures were issued on May 17, 2007 at the revised interest rate and no repayments or conversions occurred prior to maturity. As not all debentures were issued on May 17, 2007 and we are unable to determine at this time when and how much of the face amount of convertible debentures will be redeemed or convertible prior to maturity, the amount of interest we will pay in the aggregate to the debenture holder will vary.

Net Proceeds to Striker Oil & Gas from the Private Placement

The Net Proceeds we realized from the Secured Convertible Debentures are as follows:
Gross Proceeds	$ 7,000,000
Less fees and potential interest	$ 4,160,000
Net Proceeds	$ 2,840,000

We received net proceeds from this transaction of at least $2,840,000, which represents gross proceeds of $7,000,000, minus $730,000 paid to YA Global Investments in commitment, structuring and due diligence fees, and a maximum of $3,430,000 in interest payments, as discussed above.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

As the conversion price, $2.50, of the convertible debentures was greater than the market price, $1.85, on the date of sale of the convertible debentures; there was no potential profit to the purchasers.  On February 20, 2008, the conversion price was amended to $0.75.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

As the exercise prices, $2.75, $3.25, $3.75 and $4.50, of the warrants was greater than the market price, $1.85, on the date of sale of the warrants, there was no potential profit to the purchasers.  On February 20, 2008, the conversion prices were amended to $0.75, $1.25, $1.75 and $2.50, respectively.

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

§	the gross proceeds paid or payable to us from the convertible debentures;

§	all payments that we have made or that may be required to be made

§	the resulting net proceeds to us; and

§
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$7,000,000
All payments made or that may be may be required to be made by the issuer that are disclosed above	$4,160,000
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$2,840,000

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$0

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes
0%

Percentage averaged over the term of the convertible note	0%

Prior Securities Transactions Between Striker Oil & Gas and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

§	the date of the transaction;

§	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

§
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

§	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

§
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

§	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

§	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs. “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

YA Global Investments; August 8, 2005	16,431,322	453,322	1,178,256	259.92%	$5.00	$0.75
YA Global Investments; February 3, 2006	16,862,934	808,494	2,000,000	247.37%	$10.70	$0.75

Footnotes
(1)
We have calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

§
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

§	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

§
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

§	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

§	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that have been sold in registered resale transactions	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

YA Global Investments	0	3,180,749	0	3,180,749	2,111,137
Others	7,043,790	0	0	0	-
Totals	7,043,790	3,180,749	0	3,180,749	2,111,137

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the convertible debentures when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock. We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirm that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Our registration rights agreement, entered into on May 17, 2007 requires us to register such number of shares of common stock issuable upon conversion of the convertible debentures and exercise of the warrants issued to the investors, subject to reduction pursuant to Rule 415.  Such agreement requires that we register, at a maximum, such number of shares equal to 10,000 less than 30% of the number of shares in our public float. As a result, we have registered a number of shares issuable upon conversion of the outstanding convertible debentures which we believe is allowable under Rule 415.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	3,244,157
Total	3,244,157

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
YA Global Investments	3,244,157	0	0	3,244,157
Total	3,244,157	0	0	3,244,157

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 48.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Malone & Bailey, PC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2007 that appear in the prospectus. Thomas Leger & Co., L.L.P., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2006 that appear in the prospectus.  The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firms’ opinions based on their expertise in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 14, 2008, we notified Thomas Leger & Co., L.L.P., our independent registered public accounting firm, that effective immediately we were terminating our relationship with Thomas Leger & Co.

The reports of Thomas Leger & Co. on our financial statements for each of the years ended December 31, 2006 and 2005 and for the interim periods up through and including September 30, 2007, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

We engaged Hein & Associates LLP as our new independent auditors effective as of January 16, 2008, to audit our financial statements for the year ended December 31, 2007, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-QSB.

The decision to engage Hein & Associates LLP was approved by our Board of Directors on December 7, 2007.

During our two most recent fiscal years and the subsequent interim period through January 14, 2008, the date of termination, there were no disagreements with Thomas Leger & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Thomas Leger & Co., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B during our two most recent fiscal years and the subsequent interim period through January 14, 2008, the date of termination.

On February 19, 2008, Hein & Associates LLP resigned as our independent auditors.  There have been no disagreements with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure since their engagement in January 2008.

We engaged Malone & Bailey, PC as our new independent auditors effective as of February 25, 2008, to audit our financial statements for the year ended December 31, 2007, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-QSB.

The decision to engage Malone & Bailey, PC was approved by our Board of Directors on February 20, 2008.

Other than in connection with the engagement of Malone & Bailey, P.C. by us, during our two most recent fiscal years ended December 31, 2007 and 2006, and through February 25, 2008, we did not consult Malone & Bailey regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of Striker Oil & Gas, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We maintain a website at www.unicorpinc.net.  The information contained on that website is not deemed to be a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

STRIKER OIL & GAS, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2007 and 2006
Reports of Independent Registered Public Accounting Firms	F-1 to F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Cash Flows	F-5 to F-6
Consolidated Statements of Stockholders’ Deficit	F-7
Notes to Consolidated Financial Statements	F-8 to F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Board of Directors and Stockholders
Striker Oil & Gas, Inc.

We have audited the accompanying consolidated balance sheets of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2007.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Striker Oil & Gas, Inc. as of December 31, 2007, and the results of its operations, and its cash flows for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Malone & Bailey PC
    Malone & Bailey PC

www.malone-bailey.com
April 14, 2008, except for Note 22, as to which the date is May 2, 2008
Houston, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Striker Oil & Gas, Inc. (formerly Unicorp, Inc.)

We have audited the accompanying consolidated balance sheet of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) and subsidiaries as of December 31, 2006 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 2006 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) as of December 31, 2006, and the results of its operations, and its cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.

March 20, 2007
Houston, Texas

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 608,944	$ 417,884
Oil and gas receivable, net of allowance of $166,789 at December 31, 2007	1,574,097	409,024
Accounts receivable – other	--	57,677
Note and interest receivable – related party	--	207,989
Prepaid drilling contract	--	246,651
Prepaid expenses	333,164	1,743,011
Deferred financing costs, net	59,131	--
Total current assets	2,575,336	3,082,236
Property and equipment:
Oil and gas properties, full-cost method:
Subject to depletion	11,913,806	3,426,811
Unevaluated costs	711,521	1,697,644
Other fixed assets	263,059	230,306
Accumulated depletion, depreciation and impairment	(3,165,108)	(1,741,586)
Property and equipment, net	9,723,278	3,613,175
Other assets	128,146	25,914
Total assets	$ 12,426,760	$ 6,721,325
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 1,027,459	$ 547,236
Notes payable	100,111	--
Current portion – secured convertible note payable net of unamortized discount of $1,064,419	2,166,341	--
Drilling contract liability	326,187	535,000
Derivative liabilities	1,479,268	--
Total current liabilities	5,099,366	1,082,236
Long-term liabilities:
Secured convertible note payable net of unamortized discount of $2,797,247	221,995	--
Long-term note payable, net of discount	--	69,375
Asset retirement obligations	748,757	--
Total liabilities	6,070,118	1,151,611
Shareholders' equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized, none issued	--	--
Common stock, $.001 par value, 1,500,000,000 shares authorized,
20,212,968 and 18,903,228 issued and outstanding at
December 31, 2007 and 2006, respectively	20,213	18,903
Treasury stock, at cost; 1,237,839 and 300,000 shares at
December 31, 2007 and 2006, respectively	(331,014)	(120,000)
Additional paid-in capital	21,244,247	18,824,252
Accumulated deficit	(14,576,804)	(13,153,441)
Total shareholders’ equity	6,356,642	5,569,714
Total liabilities and shareholders' equity	$ 12,426,760	$ 6,721,325

See accompanying notes to audited consolidated financial statements.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Oil and gas revenue	$ 3,075,924	$ 924,498
Oil and gas production costs	893,214	236,359
Depletion expense	1,005,101	335,222
Gross profit	1,177,609	352,917

Operating expenses:
Office administration	214,573	173,405
Payroll and related	776,083	633,804
Investor relations	507,061	967,120
Professional services	794,731	269,106
Drilling rig contract	426,676	292,384
Stock option expense	916,855	546,342
Impairment of oil and gas properties	372,668	612,486
Depreciation	45,753	32,006
Other	431,111	127,493
Total operating expenses	4,485,511	3,654,146

Loss from operations	(3,307,902)	(3,301,229)

Other income (expense):
Interest income	44,539	20,763
Interest expense- other	(1,745,759)	(26,288)
Interest expense – related parties	--	(3,525)
Gain on settlement of derivatives	147,979	--
Change in fair value of derivatives	3,437,780	--
Total other	1,884,539	(9,050)
Net loss	$ (1,423,363)	$ (3,310,279)

Net loss per share:
Basic and diluted	$ (0.07)	$ (0.19)

Weighted average number of common shares outstanding:
Basic and diluted	19,924,187	17,685,924

See accompanying notes to audited consolidated financial statements.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
JANUARY 1, 2006 TO DECEMBER 31, 2007

				Additional		Total
	Common Stock		Treasury	Paid-in	Accumulated	Shareholders’
	Shares	Amount	Stock	Capital	Deficit	Equity

Balances, January 1, 2006	16,664,893	$ 16,665	$ --	$ 10,964,137	$ (9,843,162)	$ 1,137,640
Stock issued for financing	4,800	5	--	13,915	--	13,920
Beneficial conversion feature of note payable	--	--	--	22,500	--	22,500
Stock and stock options issued for services	20,420	20	--	222,514	--	222,534
Fair value of stock options	--	--	--	565,406	--	565,406
Stock issued for payment of accounts payable	7,557	8	--	29,992	--	30,000
Exercise of stock options	297,200	297	--	1,952,954	--	1,953,251
Purchase of treasury stock	--	--	(120,000)	--	--	(120,000)
Stock issued for cash, net of offering costs	1,908,358	1,908	--	5,052,834	--	5,054,742
Net loss	--	--	--	--	(3,310,279)	(3,310,279)
Balances, December 31, 2006	18,903,228	18,903	(120,000)	18,824,252	(13,153,441)	5,569,714
Purchase of treasury stock	--	--	(211,014)	--	--	(211,014)
Fair value of stock options	--	--	--	916,855	--	916,855
Mark to market fair value of non-employee stock options	--	--	--	(40,492)	--	(40,492)
Gain on extinguishment of convertible debt	--	--	--	(334,934)	--	(334,934)
Gain on settlement of derivatives	--	--	--	(147,979)	--	(147,979)
Stock issued for services	50,000	50	--	72,765	--	72,815
Exercise of stock options	20,000	20	--	4,980	--	5,000
Stock issued for cash, net of offering costs	1,239,740	1,240	--	1,948,800	--	1,950,040
Net loss	--	--	--	--	(1,423,363)	(1,423,363)
Balances, December 31, 2007	20,212,968	$ 20,213	$ (331,014)	$ 21,244,247	$ (14,576,804)	$ 6,356,642

See accompanying notes to audited consolidated financial statements.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(1,423,363)	$(3,310,279)
Adjustments to reconcile net loss to cash used in operating activities:
Depletion and depreciation	1,050,854	367,228
Impairment of oil and gas properties	372,668	612,486
Stock and stock options issued for services	72,815	172,534
Stock issued for loan commitment	--	13,920
Stock option expense	916,855	565,406
Amortization of debt discounts	1,415,581	16,875
Amortization of deferred financing costs	19,369	--
Gain on settlement of derivatives	(147,979)	--
Non-cash investment income	(5,257)	(8,903)
Change in fair value of derivatives	(3,437,780)	--
Changes in assets and liabilities:
Accounts receivable	(1,107,396)	(371,180)
Prepaid drilling contract	572,838	(246,651)
Deferred financing costs	(78,500)	(46,318)
Prepaid expenses	(292,933)	(1,464,413)
Accounts payable and accrued liabilities	480,222	(4,854)
Drilling contract liability	(535,000)	535,000
Net cash used in operating activities	(2,127,006)	(3,169,149)
Cash flows from investing activities:
Purchase of certificate of deposit	(100,000)	(25,000)
Investment in oil and gas properties and other fixed assets	(5,832,120)	(3,411,664)
Proceeds from sale of oil and gas property	750,032	--
Note receivable – related party	--	(200,000)
Deposits	--	5,000
Net cash used in investing activities	(5,182,088)	(3,631,664)
Cash flows from financing activities:
Proceeds from secured convertible note payable	7,000,000	--
Repayment of secured convertible note payable	(749,997)	--
Debt issuance costs	(730,000)	--
Proceeds from notes payable – related parties and other	32,000	100,000
Repayment of notes payable – related parties and other	(6,889)	(467,000)
Stock issued for cash	1,950,040	5,465,000
Exercise of stock options	5,000	1,953,251
Purchase of treasury stock	--	(120,000)
Net cash provided by financing activities	7,500,154	6,931,251
Net increase in cash	191,060	130,438
Cash and cash equivalents, beginning of period	417,884	287,446
Cash and cash equivalents, end of period	$608,944	$417,884

See accompanying notes to audited consolidated financial statements.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

	2007	2006
Supplemental cash flow disclosures:
Interest paid	$ 255,877	$ 32,621
Taxes paid	$ --	$ --

Supplemental non-cash disclosures:
Stock issued for prepaid expenses	$ 22,580	$ 50,000
Stock issued for payment of accounts payable	$ --	$ 30,000
Note issued for acquisition of leasehold interests	$ --	$ 75,000
Note receivable – related party exchanged for Company stock	$ 211,014	$ --
Asset retirement obligations	$ 748,757	$ --
Transfer to oil and gas properties from prepaid expenses	$ 1,702,780	$ --

See accompanying notes to audited consolidated financial statements.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1.                      Organization and Nature of Business

Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) (the “Company” or “Striker”), was originally incorporated in May 1981, in the State of Nevada under the name of Texoil, Inc.  The Company is a natural resource company engaged in the exploration, exploitation, acquisition, development and production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within the U.S.  Substantial portions of Striker’s operations are conducted in Louisiana, Mississippi and Texas.  On February 27, 2008, the shareholders approved the name change from Unicorp, Inc. to Striker Oil & Gas, Inc.

As of December 31, 2007, Striker had three wholly-owned subsidiaries as follows:

·
Affiliated Holdings, Inc. (“AHI”) – This subsidiary was incorporated in the State of Texas on July 12, 2004, for the purpose of the acquisition and development of oil and natural gas properties.  On July 29, 2004, AHI exchanged 100% of its common stock for approximately 99.2% of the common stock of Striker.  AHI is the subsidiary from which the Company is conducting its oil and gas operations.

·
Marcap International, Inc. (“Marcap”) – This subsidiary was incorporated in Texas on August 23, 1984, as Whitsitt Oil Company to engage in oil and gas exploration and production activities in Ohio and Texas.  Marcap was acquired by the Company in 1988 and the name, Whitsitt Oil Company, was changed to Martex Trading Co., Inc. and subsequently to Marcap.  This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

·
Laissez-Faire Group, Inc. (“LFGI”) – This subsidiary was incorporated in Texas on August 16, 1996 and acquired by the Company on December 31, 1997.  LFGI has not yet engaged in any significant business activities.  This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

Note 2.                      Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany transactions and account balances have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase.  At December 31, 2007 and 2006, the Company had $608,944 and $417,884, respectively, in time deposits with a local bank with the maximum amount insured by the FDIC of $100,000.

Accounts Receivable

The Company’s customers are natural gas and crude oil purchasers.  Each customer of the Company is reviewed as to credit worthiness prior to the extension of credit and on a regular basis thereafter.  Receivables are generally due in 30 to 60 days.  When collections of specific amounts due are no longer reasonably assured, an allowance for doubtful accounts is established.  During 2007, three purchasers accounted for 69%, 20% and 10%, respectively, of the Company’s total consolidated crude oil and natural gas sales.  Also included in accounts receivable are amounts due from working interest owners of which the Company is the designated operator of the property.

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and gas properties.  Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities, are capitalized.  Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.

The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.  Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil.

Net capitalized costs are limited to the lower of unamortized cost net of deferred tax or the cost center ceiling.  The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge the Company’s oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized; and (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.

All other property and equipment are stated at original cost and depreciated using the straight-line method based on estimated useful lives from three to seven years.

Asset Retirement Obligations

The initial estimated asset retirement obligation is recognized as a liability, with an associated increase in properties and equipment at the time the liability is incurred, which is usually the date a well is spud or acquired, and the liability can be reasonably estimated.  Accretion expense related to the asset retirement obligation is recognized over the estimated productive life of the related assets, which represents the estimated timing of obligation settlement.  If the fair value of the estimated asset retirement obligations changes, an adjustment is recorded to both the asset retirement obligations and the asset retirement cost.  Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs and changes in the estimated timing of settling asset retirement obligations.

Revenue Recognition

Revenue is recognized when title to the products transfer to the purchaser.  The Company follows the “sales method” of accounting for its natural gas and crude oil revenue, so that the Company recognizes sales revenue on all natural gas or crude oil sold to its purchasers, regardless of whether the sales are proportionate to the Company’s ownership in the property.  A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves.  Historically, any imbalance related to sales of crude oil and natural gas has been insignificant and the Company has not recorded any liability or receivable imbalances at December 31, 2007.

Income Taxes

The Company accounts for income taxes using the liability method, under which the amount of deferred income taxes is based on the tax effects of the differences between the financial and income tax basis of the Company’s assets, liabilities and operating loss carryforwards at the balance sheet date based upon existing tax laws.  Deferred tax assets are recognized if it is more likely than not that the future income tax benefit will be realized.  Since utilization of net operating loss carryforwards is not assured, no benefit for future offset of taxable income has been recognized in the accompanying financial statements.

Disclosure of Fair Value of Financial Instruments

The Company’s financial instruments include cash, time deposits, accounts receivable, notes receivable, notes payable and accounts payable.  The carrying amounts reflected in the balance sheet for financial assets classified as current assets and the carrying amounts for financial liabilities classified as current liabilities approximate fair value due to the short maturity of such instruments.

Earnings (Loss) Per Share

The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings per Share”.  Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company’s common stock outstanding during the period.  Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company’s convertible preferred stock.

During the year ended December 31, 2007, vested options to purchase 308,400 shares of common stock; convertible debt and accrued interest, convertible into 2,536,694 shares of common stock; and warrants to purchase 1,624,300 shares of common stock were excluded from the calculation of earnings per share since their conversion and exercise prices were below the market price at December 31, 2007, and their inclusion would have been antidilutive had their conversion and exercise prices been “in the money”.  Options to purchase 196,667 shares of common stock were excluded from the calculation of earnings per share since inclusion would be antidilutive.  During the year ended December 31, 2006, convertible debt and accrued interest, convertible into 16,221 shares of common stock and vested stock options to purchase 184,400 shares of common stock were excluded from the calculation of earnings per share since their conversion and exercise prices were below the market price at December 31, 2006, and their inclusion would have been antidilutive had their conversion and exercise prices been “in the money”.  During the years ended December 31, 2007 and 2006, there was no convertible preferred stock outstanding.

Stock Options

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”).  This statement requires the cost resulting from all share-based payment transactions be recognized in the financial statements at their fair value on the grant date.  SFAS No. 123(R) was adopted by the Company on January 1, 2006.  The Company previously accounted for stock awards under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations.

The Company adopted SFAS No. 123(R) using the modified prospective application method described in the statement.  Under the modified prospective application method, the Company applied the standard to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.  The Company had no unvested options outstanding as of December 31, 2005, and consequently recorded no expense associated with unvested options during the year ended December 31, 2006.

Prior to the adoption of SFAS 123(R), the Company presented any tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the consolidated statements of cash flow.  SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R).  As a result of the Company’s net operating losses, the excess tax benefits that would otherwise be available to reduce income taxes payable have the effect of increasing the Company’s net operating loss carry-forwards.  Accordingly, because the Company is not currently able to realize these excess tax benefits, such benefits have not been recognized in the statement of cash flows for the year ended December 31, 2007.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in shareholders’ equity, exclusive of transactions with owners, such as capital instruments.  Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities.  The Company’s comprehensive loss was equal to its net loss for the year ended December 31, 2007.

Recently Issued Accounting Standards

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 clarifies the application of SFAS No. 109, Accounting for Income Taxes, by establishing a threshold condition that a tax position must meet for any part of the benefit of that position to be recognized in the financial statements.  In addition to recognition, FIN 48 provides guidance concerning measurement, derecognition, classification and disclosure of tax positions.  FIN 48 is effective for fiscal years beginning after December 15, 2006; accordingly, the Company will adopt FIN 48 effective as of January 1, 2007.  The adoption of FIN 48 did not have a material impact on its results or effective tax rate.

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB 108 provides guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 established a dual approach that requires quantification of errors under two methods: (1) roll-over method which quantifies the amount by which the current year income statement is misstated, and (2) the iron curtain method which quantifies the error as the cumulative amount by which the current year balance sheet is misstated.  In some situations, companies will be required to record errors that occurred in prior years even though those errors were immaterial for each year in which they arose.  Companies may choose to either restate all previously presented financial statements or record the cumulative effect of such errors as an adjustment to retained earnings at the beginning of the period in which SAB 108 is applied.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of this pronouncement did not have an impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is intended to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value and expanding disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company will adopt SFAS 157 on January 1, 2008, and has not yet determined the impact, if any, on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits entities to measure various financial instruments and certain other items at fair value.  SFAS No. 159 will be effective for the Company in the first fiscal quarter of 2008.  At the present time, the Company does not expect to apply the provisions of SFAS No. 159.

Note 3.                      Going Concern

The accompanying audited consolidated financial statements have been prepared on a going concern basis, which anticipates the realization of assets and the liquidation of liabilities during the normal course of operations.  However, as shown in these consolidated financial statements, the Company during the year ended December 31, 2007, incurred a net loss of $1,423,363, and as of that date, the Company had a working capital deficit of $2,524,030.  In addition, the Company has an accumulated deficit of $14,576,804.  These factors raise doubt about the Company’s ability to continue as a going concern if changes in operations are not forthcoming.

The Company’s ability to continue as a going concern will depend on management’s ability to successfully obtain additional forms of debt and/or equity financing to execute its drilling and exploration program.  The Company believes it can obtain additional funding to execute its drilling and exploration program, but it cannot give any assurances that it will be successful in obtaining additional funding on terms acceptable to it, if at all.  These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4.                      Accounts Receivable

Accounts receivable consists of the following:

	As of December 31,
	2007	2006
Accrued production receivable	$ 1,476,182	$ 288,312
Joint interest receivables	264,704	120,713
Due from joint interest property operator	--	57,426
Other	--	250
Allowance for bad debts	(166,789)	--
	$ 1,574,097	$ 466,701

Note 5.                      Note Receivable – Related Party

On May 3, 2006, the Company entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby the Company loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, the Company may accelerate the maturity in its sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice.  The note was initially secured with 3,938,000 shares of Striker common stock pursuant to a security agreement dated May 3, 2006.  Effective July 27, 2006, the Company purchased 300,000 shares of Mr. Allen’s Striker common stock for $120,000 ($0.40 per share) and amended the security agreement to reduce the number of common shares as security from 3,938,000 to 3,638,000.  On March 30, 2007, the Company retired the note and accrued interest through the exchange of 937,839 shares of Mr. Allen’s common stock at $0.225 per share for a total exchange value of $211,014.  The 300,000 and 937,839 shares are being held as treasury stock at cost.

Note 6.                      Deferred Financing Costs

Deferred financing costs are comprised of legal fees and structuring fees pursuant to the Company’s convertible debenture with YA Global Investments, L.P. and are being amortized over the life of the loan of 30 months using the effective interest rate method.

Note 7.                      Prepaid Drilling Contract

On July 18, 2006, the Company entered into a contract with a national drilling contractor to drill a minimum of two wells on the Company’s prospects.  The July 18, 2006, the contract was terminated.  On September 26, 2006, a new contract was entered into whereby the Company assigned the drilling rig to the operator of the North Laurel Ridge Prospect and the Company’s St. Martinville prospect was identified as the second well commitment.  Under the terms of the agreement, the Company prepaid $2,000,000 of drilling costs for the North Laurel Ridge Prospect and was obligated to obtain a $1,000,000 letter of credit in favor of the drilling contractor for the St. Martinville prospect.  In September 2006, the Company paid the drilling contractor the $2,000,000 prepayment and in October 2006 the Company paid in cash the $1,000,000 obligation to provide a letter of credit for the St. Martinville prospect.

In August 2006, the Company entered into a rig sharing agreement with another company desiring to utilize the drilling rig the Company had under contract.  In accordance with the rig sharing agreement, the Company and the other party to the agreement agreed to share on an alternating basis the drilling rig under contract with the Company.  The other party would enter into its own drilling contract with the drilling company.  The Company and the other party agreed to share the cost of moving the drilling rig from Oklahoma to Louisiana on a 50/50 basis.  Once the drilling rig was moved to the initial well to be drilled by the other party, the Company agreed to pay 50% of the rig mobilization fee to said location.  The Company billed the other party $518,814 for its share of moving the rig from Oklahoma to Louisiana, which amount was collected during the fourth quarter of 2006 and the Company paid the other party $180,075 during the first quarter of 2007 to move the drilling rig from the St. Martinville prospect to the other party’s location, which amount the Company charged to expense.

On December 13, 2006, the drilling rig was released from the North Laurel Ridge prospect and began its move to the St. Martinville prospect.  Per agreement, the operator of the St. Martinville prospect was limited to a maximum of $200,000 for the cost of moving, rigging up and rigging down the drilling rig on the St. Martinville prospect.  During the first and third quarters of 2007 the Company charged the excess amount of $216,923 and $123,035, respectively, to expense.  During December 2006, the Company received $1,000,000 from the operator as a prepayment for the use of the rig, which amount was reduced to $535,000 as a result of the drilling contractor’s invoiced amount for the month of December 2006 and is represented on the balance sheet at December 31, 2006 as a drilling contract liability.  At December 31, 2007, the Company has an amount owing to the drilling contractor of $326,187 which is classified as drilling contract liability on the balance sheet.  As of December 31, 2007, the Company has fulfilled its obligation to the drilling contractor and has released the drilling rig.

Note 8.                      Prepaid Expenses

Prepaid expenses consist of the following:

	As of December 31,
	2007	2006
Prepaid drilling costs	$ 276,479	$ 1,705,375
Prepaid legal fees	4,984	4,520
Prepaid insurance	44,060	33,116
Prepaid consulting fees	5,000	--
Other	2,641	--
	$ 333,164	$ 1,743,011

At December 31, 2007, prepaid drilling costs are comprised of cash advances to the operator of the Company’s Catfish Creek Well No. 2 which represents the Company’s 33.33% working interest of the estimated dry hole costs.  Drilling operations began in February 2008.  Prepaid drilling costs at December 31, 2006, are comprised of cash advances paid to the operators of the Company’s South Creole and St. Martinville prospects which represents the Company’s 28.33% and 33.33% working interest, respectively, of the estimated dry hole costs of the initial well on each prospect.  Drilling operations on each of these prospects began in January 2007.

Note 9.                      Property and Equipment

Property and equipment includes the following:

	As of December 31,
	2007	2006
Oil and gas properties:
Subject to depletion	$ 11,913,806	$ 3,426,811
Unevaluated costs	711,521	1,697,644
Impairment	(1,500,615)	(1,127,947)
Accumulated depletion and depreciation	(1,586,734)	(581,633)
Net oil and gas properties	9,537,978	3,414,875
Other fixed assets	263,059	230,306
Accumulated depreciation	(77,759)	(32,006)
	$ 9,723,278	$ 3,613,175

Unevaluated Natural Gas and Crude Oil Costs Excluded from Depletion

Under full cost accounting, the Company may exclude certain unevaluated costs from the amortization base pending determination of whether proved reserves have been discovered or impairment occurred.  A summary of the unevaluated properties excluded from natural gas and crude oil properties being amortized at December 31, 2007 and 2006 is as follows:

	December 31,
	2007	2006
Lease acquisition and G&G	$ 464,173	$ 646,073
Drilling and equipment costs	247,347	1,051,571
	$ 711,521	$ 1,697,644

Costs are transferred into the amortization base on an ongoing basis, as the projects are evaluated and proved reserves established or impairment determined.  Pending determination of proved reserves attributable to the above costs, the Company cannot assess the future impact on the amortization rate.  These costs will be transferred into the amortization base as the undeveloped projects and areas are evaluated.  During the quarter ended September 30, 2007, the Company sold its interest in the Clemens Dome prospect to a third party for Company’s actual investment and received $750,032 in cash.

Note 10.                      Notes Payable

Secured Convertible Notes

To obtain funding for the Company’s ongoing operations, the Company entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They will provide the Company with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, as of December 31, 2007, the Company has received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  The Company had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.  In connection with the securities purchase agreement, the Company issued YA Global Investors warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:

·	warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
·	warrant to purchase 430,800 shares of common stock exercisable at $3.25 per share;
·	warrant to purchase 373,400 shares of common stock exercisable at $3.75 per share and
·	warrant to purchase 311,100 shares of common stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.

The convertible debentures bear interest at 9%, or an effective interest rate of 152.8%, mature 30 months from the date of issuance, and are convertible into the Company’s common stock at a rate of $2.50 per share, subject to adjustment.  Based on this conversion price, the $7,000,000 in secured convertible debentures, excluding interest, is convertible into 2,800,000 shares of the Company’s common stock.  YA Global Investments has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

·
If the Company pays a stock dividend, engages in a stock split, reclassifies its shares of common stock or engages in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

·
If the Company issues rights, options or warrants to all holders of its common stock (and not to YA Global Investments) entitling them to subscribe for or purchase shares of common stock at a price per share less than $2.50 per share, other than issuances specifically permitted by the securities purchase agreement, then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

·
If the Company issues shares, other than issuances specifically permitted by the securities purchase agreement of its common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of its common stock, at a price per share less than $2.50 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

·
If the Company distributes to all holders of its common stock (and not to YA Global Investments) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of its common stock on the record date for such distribution;

·
If the Company reclassifies its common stock or engages in a compulsory share exchange pursuant to which its common stock is converted into other securities, cash or property, YA Global Investments will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of its common stock following such transaction, or (ii) demand that the Company prepay the secured convertible debentures;

·
If the Company engages in a merger, consolidation or sale of more than one-half of its assets, then YA Global Investments will have the right to (i) demand that the Company prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of its common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue a convertible debenture with similar terms; and

·
If there is an occurrence of an event of default, as defined in the secured convertible debentures, or the secured convertible debentures are not redeemed or converted on or before the maturity date, the secured convertible debentures shall be convertible into shares of the Company’s common stock at the lower of (i) the then applicable conversion price; (ii) 90% of the average of the three lowest volume weighted average prices of the Company’s common stock, as quoted by Bloomberg, LP, during the 10 trading days immediately preceding the date of conversion; or (iii) 20% of the volume weighted average prices of the Company’s common stock, as quoted by Bloomberg, LP, on May 17, 2007.

In connection with the securities purchase agreement, the Company also entered into a registration rights agreement providing for the filing, by July 2, 2007, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants.  The Company was obligated to use its best efforts to cause the registration statement to be declared effective no later than October 15, 2007, and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) May 17, 2009.  In the event of a default of the Company’s obligations under the registration rights agreement, it is required to pay to YA Global Investments, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the then outstanding secured convertible debentures, up to a maximum amount of 12%.  The registration statement was declared effective by the SEC on October 12, 2007.

In December 2006, FASB STAFF POSITION (“FSP”) No. EITF 00-19-2 Accounting for Registration Payment Arrangements was issued with guidance for the accounting of any future payments required by the registration rights agreement in regards to the timely filing and effectiveness of the registration statement with the SEC.  This FSP specifies that the contingent obligation should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.  The Company filed its initial registration statement with the SEC on June 18, 2007, and it was declared effective on October 12, 2007.  Consequently, the Company has not recorded a contingent liability for damages to YA Global Investments for non-effectiveness of the registration statement.

In connection with the securities purchase agreement, the Company executed a security agreement in favor of YA Global Investments granting them a first priority security interest in certain of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper and intellectual property.  The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, YA Global Investments has the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy the Company’s obligations under these agreements.

The Company incurred debt issuance costs of $78,500 associated with the issuance of the convertible notes.  These costs were capitalized as deferred financing costs and are being amortized over the life of the convertible notes using the effective interest method.  Amortization expense related to the deferred financing costs was $19,369 for the year ended December 31, 2007.

The Company analyzed the convertible notes and the warrants for derivative financial instruments, in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.  The convertible notes are hybrid instruments which contain more than one embedded derivative feature which would individually warrant separate accounting as derivative instruments under SFAS 133.  The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract.  The single compound embedded derivative features include the conversion feature with the convertible notes, the interest rate adjustment, maximum ownership and default provisions.  The Company valued the compound embedded derivatives based on a probability weighted discounted cash flow model.  The value at inception of the single compound embedded derivative liability was $1,958,285 and was bifurcated from the debt host contract and recorded as a derivative liability.  The discount for the derivative will be accreted to interest expense using the effective interest method over the life of the convertible notes, or 30 months.

Probability - Weighted Expected Cash Flow Methodology

Assumptions:                                Single Compound Embedded Derivative within Convertible Note

	Inception May 17, 2007	As of December 31, 2007
Risk free interest rate	5.11%	4.50%
Timely registration	95.00%	85.00%
Default status	5.00%	5.00%
Alternative financing available and exercised	0.00%	0.00%
Trading volume, gross monthly dollars monthly rate increase	1.00%	1.00%
Annual growth rate stock price	29.7%	29.1%
Future projected volatility	211%	90%

The stock purchase warrants are freestanding derivative financial instruments which were valued using the Black-Scholes method.  The fair value of the derivative liability of the warrants was recorded at $2,723,239 at inception on May 17, 2007.  The unamortized discount of the warrant derivative liability of $2,539,093 will be accreted to interest expense using the effective interest method over the life of the convertible notes, or 30 months.  The total accretion expense was $454,217 for the year ended December 31, 2007.  The remaining value of $955,739 was expensed at inception to change in fair value of derivative financial instruments since the total fair value of the derivative at inception exceeded the note proceeds.

Variables used in the Black-Scholes option-pricing model include (1) 5.11% to 4.50% risk-free interest rate, (2) expected warrant life is the actual remaining life of the warrant as of each period end, (3) expected volatility is from 211% to 90%; and (4) zero expected dividends.

Both the embedded and freestanding derivative financial instruments were recorded as liabilities in the consolidated balance sheet and measured at fair value.  These derivative liabilities will be marked-to-market each quarter with the change in fair value recorded as either a gain or loss in the income statement.

The impact of the application of SFAS No. 133 and EITF 00-19 in regards to the derivative liabilities on the balance sheet and statements of operations at inception (May 17, 2007) of the transaction and through December 31, 2007 are as follows:

	Transaction Date May 17, 2007	Liability as of December 31, 2007
Derivative liability – single compound embedded derivatives within the convertible notes	$ 1,352,500	$ 2,301,306
Derivative liability – warrants	2,723,239	2,723,239
Total	$ 4,075,739	5,024,545
Net change in fair value of derivatives		(3,437,780)
Discounts on principal payments		(147,989)
Derivative liability		$ 1,438,776

The following summarizes the financial presentation of the convertible notes at inception (May 17, 2007) and December 31, 2007:

	At Inception May 17, 2007	As of December 31, 2007
Notional amount of convertible notes	$ 3,500,000	$ 6,250,002
Adjustments:
Discount for single compound embedded derivatives within convertible notes	(3,500,000)	(4,798,906)
Discounts on principal payments	--	482,923
Amortized discount on notes payable	--	454,217
Convertible notes balance, net	$ --	$ 2,388,336

At December 31, 2007, the Company has classified $2,166,341 (net of unamortized discount of $1,064,419) of the convertible notes as a current liability based upon the repayment provisions then in effect in the securities purchase agreement.  See Note 21 for a discussion of the subsequent amendment of the securities purchase agreement.

Existing Non-Employee Stock Options

The secured convertible notes are potentially convertible into an unlimited number of common shares, resulting in the Company no longer having the control to physically or net share settle existing non-employee stock options.  Thus under EITF 00-19, all non-employee stock options that are exercisable during the period that the notes are outstanding are required to be treated as derivative liabilities and recorded at fair value until the provisions requiring this treatment have been settled.

As of the date of issuance of the notes on May 17, 2007, the fair value of options to purchase 143,400 shares totaling $107,766 was reclassified to the liability caption “Derivative liability” from additional paid-in capital.  The fair value of $40,492 as of December 31, 2007, was determined using the closing price of $0.45, the respective exercise prices ($1.75 to $17.50), the remaining term on each contract (.83 to 4.5 years), the relevant risk free interest rate (3.45%) as well as the relevant volatility (170.72%).

The determination of fair value for the non-employee stock options includes significant estimates by management including volatility of the Company’s common stock and interest rates, among other items.  The recorded value of the non-employee stock options can fluctuate significantly based on fluctuations in the fair value of the Company’s common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for exercise of the stock options.  The fluctuation in estimated fair value may be significant from period-to-period which, in turn, may have a significant impact on the Company’s reported financial condition and results of operations.

Convertible Notes

During March 2006, the Company issued $75,000 principal amount in the form of a two-year, 10% convertible unsecured note to La Mesa Partners, L.C.  The note is due March 9, 2008 and the funds were used to pay for lease bonus costs on the Company’s Ohio and Logan County, Kentucky prospects.  At the option of the note holder, the note is convertible into common stock of the Company at a conversion price of $5.00 per share anytime after March 9, 2007.  Interest on the 10% convertible note is payable quarterly out of available cash flow from operations as determined by the Company’s Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity.  The conversion price of the note was calculated based on a discount to the bid price on the date of funding.  As the conversion price was below the fair value of the common stock on the date issued, the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $22,500 discount on the note.  The discount was being amortized over a twelve month period beginning April 1, 2006, and the Company has charged $22,500 to interest expense during the twelve month period ended March 31, 2007.

The convertible notes payable at December 31, 2007 and 2006, are as follows:

	Short-term	Long-term
	December 31,
	2007	2006
Note due to La Mesa Partners, L.C.	$75,000	$69,375
Total convertible notes payable	$75,000	$69,375

Other Notes

During October 2007, the Company entered into a financing agreement and financed $32,000 of the annual premium for its directors' and officers' liability insurance.  The term of the financing agreement is for nine months at an annual interest rate of 10.7% and monthly payments of $3,715.95.  The amount due at December 31, 2007, was $25,111.

Note. 11.Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities include the following:

	December 31,
	2007	2006
Accounts payable	$797,500	$535,640
Accrued oil and gas production costs	--	5,493
Accrued interest on convertible debentures	48,439	--
Accrued interest on short-term debt	13,603	6,103
Oil and gas payable	167,917	-
	$1,027,459	$547,236

STRIKER OIL & GAS, INC.
AND SUBSIDIARIES
(FORMERLY UNICORP, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 12.                      Asset Retirement Obligations

As the Company develops or purchases oil and gas wells, the Company incurs an obligation to recognize a liability commensurate with its working interest share of the future abandonment and reclamation costs of each well (“ARO”) and a corresponding increase in the carrying value of each well (“ARC”) on the date the liability is measured and recorded.  The Company accounts for the ARO and the associated ARC in accordance with SFAS 143 “Accounting for Asset Retirement Obligations”.  The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate.

The Company’s asset retirement obligations at December 31, 2007 are as follows:

Asset retirement obligations at December 31, 2006	$ --
Liabilities incurred	748,757
Accretion expense for 2007	--
Revisions to estimates	--
Asset retirement obligations at December 31, 2007	$ 748,757

Note. 13.Commitments and Contingencies

Effective February 2, 2006, the Company entered into a thirty-eight month lease, beginning April 1, 2006, for approximately 5,582 square feet of office space from Walton Houston Galleria Office, L.P. (“Walton”).  Under the terms of the lease, the Company was required to issue a forty (40) month $25,000 letter of credit secured by a $25,000 certificate of deposit in favor of Walton and pay the initial three months rent in advance.  Future minimum lease payments for operating leases with initial non-cancelable lease terms in excess of one year are as follows:

Years Ending December 31,
2008	$ 102,453
2009	43,028
Thereafter	--
Total lease commitments	$ 145,481

The Company may become involved in various legal proceedings from time to time, either as a plaintiff or as a defendant, and either in or outside the normal course of business.  The Company is not now in a position to determine when (if ever) such a legal proceeding may arise.  If the Company were to become involved in a legal proceeding, it’s financial condition, operations or cash flows could be materially and adversely affected, depending on the facts and circumstances relating to such proceeding.

Note 14.                      Equity Distribution Agreement

On February 3, 2006, the Company entered into an Equity Distribution Agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.).  Under the Equity Distribution Agreement, the Company may, at its discretion, periodically sell to YA Global Investments shares of its common stock for a total purchase price of up to $10,000,000.  For each share of common stock purchased under the Equity Distribution Agreement, YA Global Investments will pay Unicorp 91%, or a 9% discount on the per share price of Unicorp’s common stock on the principal market.  YA Global Investments’ obligation to purchase shares of Unicorp’s common stock under the Equity Distribution Agreement is subject to certain conditions, including Unicorp obtaining an effective registration statement for shares of common stock sold under the Equity Distribution Agreement and is limited to $2,000,000 per five business days.

Upon the execution of the Equity Distribution Agreement, YA Global Investments received as a one-time commitment fee 64,444 shares of the Company’s common stock which was valued at $300,000 on the date of issuance.  In connection with the Equity Distribution Agreement, the Company had also entered into a placement agent agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer.  Upon execution of the placement agent agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 2,222 shares of the Company’s common stock in an amount equal to $10,000 divided by the closing bid price of its shares on the date of issuance.  The Company recorded the costs of these stock issuances and payments made for legal fees pursuant to this funding transaction as deferred offering costs on its balance sheet and charged the deferred financing costs to additional paid-in capital during the quarterly periods ended June 30 and March 31, 2006.

The Company filed an initial registration statement with the SEC registering 1,180,749 shares of Striker common stock which included YA Global Investments’ 64,444 shares issued as a commitment fee and Monitor Capital’s 2,222 shares issued as a placement agent fee.  The initial registration statement was declared effective by the SEC on February 14, 2006, and as of August 31, 2006, the Company had issued 1,113,812 shares of its common stock to YA Global Investments and had received net proceeds of $3,982,500.

On September 8, 2006, the Company filed a new registration statement registering 2,000,000 shares of Unicorp common stock to be issued to YA Global Investments in conjunction with the Equity Distribution Agreement in order to obtain the additional $5,800,000 of gross proceeds not received under the initial registration statement.  This registration statement was declared effective by the SEC on October 23, 2006, and at December 31, 2007, the Company has issued 2,000,000 shares of its common stock to YA Global Investments and has received net proceeds of $3,372,539 pursuant to this registration statement.  During the years ended December 31, 2007 and 2006, the Company has received net proceeds of $7,415,039 and has issued 3,148,097 shares of its common stock pursuant to the equity distribution agreement and has no more availability of funds under the equity distribution agreement.

Note 15.                      Common Stock

During the twelve months ended December 31, 2007, the Company issued 20,000 shares of its common stock to its former COO through the exercise of 20,000 stock options and received proceeds of $5,000 ($0.25 per share), 40,000 shares to an individual for legal services which it value at $55,615 ($1.40 per share) and 10,000 shares of its restricted common stock to an individual for consulting services valued at $17,200 ($1.72 per share).  In addition, the Company issued 1,239,740 shares to YA Global Investments and received net proceeds of $1,950,040.

Note 16.                      Stock Options

On July 29, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “2004 Plan”), which allows for the issuance of up to 1,200,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company’s success.  The 2004 Plan was approved by the shareholders on September 20, 2004.

During the year ended December 31, 2007, the Company issued 380,667 stock options from its 2004 Plan to five employees and a consultant at exercise prices ranging from $0.05 to $1.80 per share, vesting from immediate to four years and lives from five to seven years..  The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility between 171% and 186%, risk-free interest rate between 3.45% and 4.5%, and expected life between five and seven years.  During the year ended December 31, 2007, the Company recognized compensation expense of $414,477 in relation to these options.  As of December 31, 2007, there were 505,067 non-qualified stock options outstanding at exercise prices ranging from $0.05 to $17.50 per share and 60,000 incentive stock options outstanding at exercise prices ranging from $1.05 to $1.25 per share pursuant to the 2004 Plan and there were 120,859 shares available for issuance pursuant to the 2004 Plan.

On September 4, 2007, the Board of Directors adopted the 2007 Stock Option Plan (the “2007 Plan”), which allows for the issuance of up to 1,600,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company’s success.  As of December 31, 2007, there were 1,200,000 incentive stock options outstanding at exercise prices between $0.95 and $1.05 per share, the fair market price on the dates of grant, which options were issued to the Company’s newly hired CEO and Vice President – Land & Business Development.  The option grants vest at 25% each year beginning on the first anniversary of the issuance.  The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility between 171% and 175%, risk-free interest rate between 3.45% and 4.2%, and expected life of seven years.  The Company began charging to expense over the four year vesting period the fair value of these options of $1,196,904 and during the year ended December 31, 2007, the Company recognized compensation expense of $84,245 in relation to these options.  There were no other stock options outstanding pursuant to the 2007 Plan at December 31, 2007.  None of the incentive stock options issued pursuant to the 2007 Plan are exercisable unless and until the 2007 Plan is approved by the shareholders, which approval was received on February 27, 2008.  During September 2007, the Company received a waiver from Yorkville Advisors pursuant to the Company’s convertible debentures with YA Global Investments L.P. to file a registration statement on Form S-8 to register 1,200,000 shares of the 1,600,000 shares available under the 2007 Plan.  At December 31, 2007, the unamortized expense of all options outstanding on that date is $1,174,776.

During the year ended December 31, 2006, the Company issued 212,000 stock options to its CEO, CFO and COO in accordance with their employment agreements at exercise prices ranging from $0.25 to $3.00 per share.  The Company issued 286,800 stock options to three consultants for services, all at exercise prices of $3.25 to $10.75 per share.  Of the stock options issued for services, all options were exercised during the period which resulted in proceeds to the Company of $1,875,651.  In addition, of the options issued for services in 2005, 10,400 were exercised during 2006 at prices between $6.50 and $7.50 per share which resulted in proceeds to the Company of $77,600.  The stock options issued for services were valued based upon the services provided.

During the quarter ended March 31, 2006, the Company issued 48,000 non-qualified stock options to its CEO and 24,000 non-qualified stock options to its CFO at an exercise price of $3.00 per share and with immediate vesting.  The options were granted at the fair market value of the Company’s common stock on the date of grant.  The Company used the Black-Scholes option pricing model and recorded $211,602 of expense in relation to these options.  On February 1, 2006, the Company issued 140,000 non-qualified stock options to its COO, of which 90,000 would have vested over a two-year period and 50,000 were based on performance conditions during the initial term of his employment agreement.  The stock options were to expire four years from the date of grant and were exercisable at $0.25 per share.  Management did not believe the performance conditions would be met and therefore did not accrue compensation expense related to the 50,000 stock options.  For the 90,000 stock options which would have vested over a two-year service period, the Company used the Black-Scholes option pricing model and determined the fair value of the stock options to be $771,937, which the Company began charging to expense over the two-year vesting period.  Since February 1, 2006 through March 31, 2007, the Company has recorded the entire fair value amount of $771,937 to expense in relation to these options.  Effective February 15, 2007, the Company’s previous COO resigned his position and 120,000 of his 140,000 options were forfeited.  The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility of 204%, risk-free interest rate of 4.5%, and expected life of four years.

A summary of stock option transactions under the 2004 and 2007 Plans for the years ended December 31, 2007 and 2006, is as follows:

	2007		2006
	Options	Wtd Avg Exercise Price	Options	Wtd Avg Exercise Price
Outstanding at beginning of year	324,400	$ 3.85	122,800	$ 5.55
Granted	1,580,667	$ 0.95	498,800	$ 4.25
Exercised	(20,000)	$ 0.25	(297,200)	$ 6.55
Forfeited	(120,000)	$ 0.25	--	$ --
Outstanding at end of year	1,765,067	$ 1.55	324,400	$ 3.85
Exercisable at end of year	565,067	$ 3.00	184,400	$ 6.60
Weighted average fair value of options granted		$ 0.95		$ 4.10

At December 31, 2007, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.05 to $17.50 and six years and 1 month, respectively.  The intrinsic value of “in the money” options at December 31, 2007 was $78,666.

Note 17.                      Related Party Transactions

Notes Receivable

See Note 6 for a discussion of loans to an affiliate.

Consulting Agreement

On September 10, 2007, Mr. Kevan Casey resigned his position as President and Chief Executive Officer of the Company, but retained his position as Chairman of the Board and Chairman of the Executive Committee.

On September 10, 2007, the Company entered into a consulting agreement (“Consulting Agreement”) with DSC Holdings, LLC (“DSC”), pursuant to which DSC’s sole employee, Kevan Casey, will provide the Company with management assistant.  The term of the Consulting Agreement shall continue for a period of sixteen months from the effective date through December 31, 2008; unless the parties agree to extend this term in 30 day increments.  In exchange, the Company agreed to pay DSC a consulting fee of $8,000 per month and to advance DSC for all reasonable ordinary and necessary business related expenses up to $500 per month.  Any additional expenses must be pre-approved in writing.  DSC was paid $32,000 of consulting fees for the year ended December 31, 2007, which is included in professional fees on the statement of operations.

Note 18.                      Income Taxes

During 2007 and 2006, the Company incurred net losses and therefore, had no federal income tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $13,919,234 at December 31, 2007 and will expire in the years from 2019 to 2027.

At December 31, 2007, the deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$4,871,732
Less: valuation allowance	(4,871,732)
Net deferred tax asset	$--

Note 19.                      401(k) Plan

During the year ended December 31, 2005, the Company established and maintained a 401(k) plan that enabled employees to defer up to a specified percentage of their annual compensation and contribute such amount to the plan.  The Company may contribute a matching amount for each participant equal to a discretionary percentage determined by the Company’s Board of Directors.  The Company may also contribute additional amounts at its sole discretion.  The Company’s matching contributions were $11,853 for the year ended December 31, 2007, and the Company made no matching contributions during the year ended December 31, 2006.

Note 20.                      Supplemental Information (Unaudited)

Proved oil and gas reserves estimates, all of which are located in the United States, were prepared by independent petroleum engineers with Hite, McNichol & Associates, Inc. for the year ended December 31, 2007 and 2006 and Ryder Scott Company, L.P. for the year ended December 31, 2005.  The reserve reports were prepared in accordance with guidelines established by the Securities and Exchange Commission and, accordingly, were based on existing economic and operating conditions.  Crude oil prices in effect as of the date of the reserve reports were used without any escalation (See “Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves” below for a discussion of the effect of the different prices on reserve quantities and values.)  Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.  Moreover, the present values should not be construed as the current market value of the Company’s crude oil and natural gas reserves or the costs that would be incurred to obtain equivalent reserves.

The changes in proved reserves for the years ended December 31, 2007, 2006 and 2005 were as follows.

	Years Ended December 31,
	2007		2006		2005
Oil - Bbls, Gas - Mcf’s	Oil	Gas	Oil	Gas	Oil	Gas
Beginning balance	144,342	92,799	15,258	--	--	--
Revisions	(3,911)	(92,799)	8,107	--	--	--
Extensions/discoveries	146,908	372,505	136,149	92,799	--	--
Purchases in place	147,587	739,070	--	--	19,287	--
Sales in place	--	--	--	--	--	--
Production	(32,158)	(110,456)	(15,172)	--	(4,029)	--
Ending balance	402,768	1,001,119	144,342	92,799	15,258	--

The capitalized costs relating to oil and gas producing activities and the related accumulated depletion, depreciation and accretion as of December 31, 2007, 2006 and 2005, were as follows:

	Years Ended December 31,
	2007	2006	2005
Proved properties	$ 11,913,806	$ 3,426,811	$ 1,179,478
Unevaluated properties	711,521	1,697,644	677,195
Accumulated DD&A	(3,552,580)	(1,709,580)	(761,872)
Net capitalized costs	$ 9,072,747	$ 3,414,875	$ 1,094,801

Costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2007, 2006 and 2005, were as follows:

	Years Ended December 31,
	2007	2006	2005
Proved acreage	$ 1,362,367	$ 278,499	$ 533,956
Unproved acreage	321,215	487,220	230,625
Development costs	680,776	--	--
Exploration costs	5,136,514	2,502,063	450,569
Total	$ 7,500,872	$ 3,267,782	$ 1,215,150

Results of operations from producing operations for the years ended December 31, 2007, 2006 and 2005 are set forth below:

	Years Ended December 31,
	2007	2006	2005
Oil and gas sales	$ 3,075,924	$ 924,498	$ 242,165
Oil and gas production expense	893,214	236,359	115,508
Depletion expense	1,005,101	335,222	246,411
Gross profit (loss)	1,177,609	352,917	(119,754)
Income tax expense	--	--	--
Results from producing activities	$ 1,177,609	$ 352,917	$ (119,754)

The Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves (“Standardized Measure”) do not purport to present the fair market value of the Company’s crude oil and natural gas properties.  An estimate of such value should consider, among other factors, anticipated future prices of crude oil and natural gas, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates.  It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

Under the Standardized Measure, future cash inflows were estimated by applying year-end prices to the estimated future production of the year-end reserves.  These prices have varied widely and have a significant impact on both the quantities and value of the proved reserves as reduced prices cause wells to reach the end of their economic life much sooner and also make certain proved undeveloped locations uneconomical, both of which reduce reserves.

Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows.  Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company’s tax basis in the associated proved crude oil and natural gas properties.  Tax credits and net operating loss carryforwards were also considered in the future income tax calculation.  Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The standardized measure of discounted cash flows related to proved oil and gas reserves at December 31, 2007, 2006 and 2005 were as follows:

	Years Ended December 31,
	2007	2006	2005
Future revenues	$ 45,263,031	$ 8,648,373	$ 905,449
Future production costs	(9,489,548)	(2,090,738)	(417,978)
Future development costs	(3,448,866)	(1,814,768)	(17,985)
Future net cash flows	32,324,617	4,742,867	469,486
10% discount	(11,842,377)	(1,000,745)	(51,881)
Standardized measure of discounted future net cash relating to proved reserves	$ 20,482,240	$ 3,742,122	$ 417,605

The primary changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2007, 2006 and 2005, were as follows:

	Years Ended December 31,
	2007	2006	2005
Standardized measure, beginning balance	$ 3,742,122	$ 417,605	$ --
Oil and gas sales, net of costs	(2,182,710)	(688,139)	(126,657)
Discoveries, extensions and transfers	7,203,698	3,328,388	--
Purchase of minerals in place	9,318,869	--	544,262
Changes in estimates of future development costs	1,958,345	1,417,675	--
Revisions of estimates and other	441,916	(315,802)	--
Standardized measure, ending balance	$ 20,482,240	$ 4,159,727	$ 417,605

Note 21.                      Subsequent Events

On February 20, 2008, the Company entered into an Amendment Agreement (“Amendment”) with YA Global Investments, L.P. (formerly Cornell Capital Partners, LP, “YA Global”), amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between the Company and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) the Company agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009.

The Amendment amends the warrants as follows: Warrant A-1’s exercise price was decreased from $2.75 per share to $0.75 per share; Warrant B-1’s exercise price was decreased from $3.25 per share to $1.25 per share; Warrant C-1’s exercise price was decreased from $3.75 per share to $1.75 per share; and Warrant D-1’s exercise price was decreased from $4.50 per share to $2.50 per share.

In addition, in connection with the Amendment, the Company issued the following additional four warrants:

A warrant (A-2) to purchase 1,357,333 shares of common stock at $0.75 per share, which expires on May 17, 2012.
A warrant (B-2) to purchase 689,280 shares of common stock at $1.25 per share, which expires on May 17, 2012.
A warrant (C-2) to purchase 426,743 shares of common stock at $1.75 per share, which expires on May 17, 2012.
A warrant (D-2) to purchase 248,880 shares of Common Stock at $2.50 per share, which expires on May 17, 2012.

Note 22.                      Reverse Stock Split

After receiving authorization from a majority of the Company’s shareholders, on April 4, 2008, the board of directors of the Company authorized a 1 for 5 reverse stock split of the common stock.  The reverse stock split became effective for trading in the Company’s securities on April 24, 2008.  Accordingly, all references to number of shares (except shares authorized), options, warrants and to per share information in these financial statements and footnotes have been adjusted to reflect the reverse stock split on a retroactive basis.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$ 112.20
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$105,120.20	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty.  The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have sold the following securities which were not registered under the Securities Act of 1933, as amended.

On August 8, 2005, we issued 64,444 shares of our restricted common stock to YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.) as a one-time commitment fee under the Equity Distribution Agreement, which we valued at $300,000.

On August 8, 2005, we issued 2,222 shares of our restricted common stock to Monitor Capital, Inc. as a placement agent fee, which we valued at $10,000.

On August 24, 2005, we issued 9,717 shares of our restricted common stock to an individual for payment of accounts payable of $60,000.

On September 14 2005, we issued 7,692 shares of our restricted common stock to an individual for the partial acquisition of the individual’s working interest in Abbeville Field located in Vermillion Parish, Louisiana and 3-D seismic data in Vermillion Parish, Louisiana which we valued at $50,000.

On October 14, 2005, we issued 4,905 shares of our common stock to an individual for payment of accounts payable of $30,000 ($6.10 per share), which we valued at $30,000.

On December 6, 2005, we issued 10,000 shares of our common stock to an individual as payment for legal services which we valued at $35,000 and on December 8, 2005, we issued 10,000 shares of our common stock to another individual as payment for consulting services which we valued at $30,000.

On January 16, 2006, we issued 4,800 shares of our common stock to an individual as payment for financing fees related to a promissory note in the amount of $80,000 and 7,558 shares of our common stock to another individual as payment for consulting services which we valued at $30,000.

On March 9, 2006, we issued a promissory note in the amount of $75,000.  The note was issued to La Mesa Partners L.C. and has an annual interest rate of 10%.  The note is due March 9, 2008 and is convertible into our common stock at $5.00 per share anytime after March 9, 2007.  The note was issued to acquire leasehold interests in our Ohio and Logan County, Kentucky prospects.

On March 23, 2006, we issued 2,820 shares of our restricted common stock to an individual for payment of consulting services which we valued at $20,000.

In December 2006, we issued 34,286 shares of our common stock to an accredited individual and received cash proceeds of $60,000 ($1.75 per share).

During the three months ended March 31, 2007, we issued 10,000 shares of our restricted common stock to an individual for payment of consulting services which we valued at $17,200 ($1.72 per share).

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners L.P.), an accredited investor, on May 17, 2007, for the sale of $7,000,000 in secured convertible debentures.  They have provided us with an aggregate of $7,000,000 as follows:

·	$3,500,000 was disbursed on May 17, 2007;
·	$2,000,000 was disbursed on June 29, 2007; and
·	$1,500,000 was disbursed on October 24, 2007.

Accordingly, we received a total of $7,000,000, less a 10% commitment fee of $700,000 and a $15,000 structuring fee for net proceeds of $6,285,000 pursuant to the securities purchase agreement.  We had previously paid an additional $15,000 to Yorkville Advisors as a structuring fee.  In connection with the securities purchase agreement, we issued YA Global Investors warrants to purchase an aggregate of 1,624,300 shares of common stock as follows:

warrant to purchase 509,000 shares of common stock exercisable at $2.75 per share;
warrant to purchase 430,800 shares of Common Stock exercisable at $3.25 per share;
warrant to purchase 373,400 shares of Common Stock exercisable at $3.75 per share and warrant to purchase 311,100 shares of Common Stock exercisable at $4.50 per share.

All of the warrants expire five years from the date of issuance.

The convertible debentures bear interest at 9%, mature 30 months from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at a rate of $2.50 per share, subject to adjustment.  The investor has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On February 20, 2008, we entered into an Amendment Agreement with YA Global Investments, L.P., amending certain notes and warrants entered into in connection with the Securities Purchase Agreement executed on May 17, 2007, by and between us and YA Global.

The Amendment amends the notes as follows: (i) the interest rate was increased from 9% to 14%; (ii) the maturity date was changed from November 17, 2009 to December 31, 2010; (iii) the conversion price was changed from $2.50 per share to $0.75 per share; (iv) we agreed to make monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one-time balloon payment of $1,300,000 due and payable on December 31, 2009. Based on this revised conversion price, the $6,250,002 in secured convertible debentures remaining as of April 25, 2008, excluding interest, are convertible into 8,333,336 shares of our common stock.

The Amendment amends the warrants as follows: Warrant A-1’s exercise price was decreased from $2.75 per share to $0.75 per share; Warrant B-1’s exercise price was decreased from $3.25 per share to $1.25 per share; Warrant C-1’s exercise price was decreased from $3.75 per share to $1.75 per share; and Warrant D-1’s exercise price was decreased from $4.50 per share to $2.50 per share.

In addition, in connection with the Amendment, we issued the following additional four warrants:

·	A warrant (A-2) to purchase 1,357,334 shares of common stock at $0.75 per share, which expires on May 17, 2012.
·	A warrant (B-2) to purchase 689,280 shares of common stock at $1.25 per share, which expires on May 17, 2012.
·	A warrant (C-2) to purchase 426,743 shares of common stock at $1.75 per share, which expires on May 17, 2012.
·	A warrant (D-2) to purchase 248,880 shares of Common Stock at $2.50 per share, which expires on May 17, 2012.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D, Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities.  The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Striker Oil & Gas, Inc. or executive officers of Striker Oil & Gas, Inc. and transfer was restricted by Striker Oil & Gas, Inc. in accordance with the requirements of the Securities Act of 1933.  In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.  Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.  Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Striker Oil & Gas, Inc., a Nevada corporation.

Exhibit No.	Description

3.1
Articles of Incorporation of Registrant, filed as an exhibit to the registration statement on Form S-2, filed with the Securities and Exchange Commission on October 13, 1981 and incorporated herein by reference.

3.2
Certificate of Amendment to Articles of Incorporation of Registrant, filed as an exhibit to the annual report on Form 10-KSB, filed with the Securities and Exchange Commission on March 6, 1998 and incorporated herein by reference.

3.3
Certificate of Amendment to Articles of Incorporation of Registrant, filed as an exhibit to the annual report on Form 10-KSB, filed with the Securities and Exchange Commission on April 15, 2008 and incorporated herein by reference.

3.4	Bylaws, as amended, filed as an exhibit to the annual report on Form 10-KSB, filed with the Securities and Exchange Commission on March 6, 1998 and incorporated herein by reference.

4.1
Securities Purchase Agreement, dated May 17, 2007, by and between Unicorp, Inc. and Cornell Capital Partners L.P., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on May 21, 2007 and incorporated herein by reference.

4.2
Secured Convertible Debenture issued to Cornell Capital Partners L.P., dated May 17, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on May 21, 2007 and incorporated herein by reference.

4.3
Registration Rights Agreement, dated May 17, 2007, by and between Unicorp, Inc. and Cornell Capital Partners L.P., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on May 21, 2007 and incorporated herein by reference.

4.4
Form of Warrant, dated May 17, 2007, issued by Unicorp, Inc. to Cornell Capital Partners L.P., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on May 21, 2007 and incorporated herein by reference.

4.5
Security Agreement, dated May 17, 2007, by and between Unicorp, Inc. and Cornell Capital Partners L.P., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on May 21, 2007 and incorporated herein by reference.

4.6
Amendment Agreement, dated as of February 20, 2008, by and between Unicorp, Inc. and YA Global Investments, L.P., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 26, 2008 and incorporated herein by reference.

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1
Agreement and Plan of Reorganization dated December 15, 1997 by and between Unicorp, Inc., The Laissez-Faire Group, Inc., and L. Mychal Jefferson II with respect to the exchange of all of the shares owned by L. Mychal Jefferson II in The Laissez-Faire Group, Inc. for an amount of shares of Unicorp, Inc. equal to 94 percent of the issued and outstanding shares of its capital stock, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on February 18, 1998 and incorporated herein by reference.

10.2
Agreement of Purchase and Sale of Assets effective as of January 1, 1998 by and between Unicorp, Inc. and Equitable Assets Incorporated with respect to purchase of 58,285.71 tons of Zeolite, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 1998 and incorporated herein by reference.

10.3
Option to Acquire the Outstanding Stock of Whitsitt Oil Company, Inc. effective as of January 1, 1998 by and between Unicorp, Inc. and AZ Capital, Inc., filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 1998 and incorporated herein by reference.

10.4
Agreement and Plan of Reorganization dated March 1, 1999 by and between Unicorp, Inc., The Auto Axzpt.com Group, Inc. and R. Noel Rodriguez with respect to the exchange of all of ‘the shares owned by the shareholders in The Auto Axzpt.com, Inc. for shares of Unicorp, Inc., filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on April 7, 1999 and incorporated herein by reference.

10.5
Agreement dated as of March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Opportunity Acquisition Company, filed as an exhibit to the quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on April 16, 2002 and incorporated herein by reference.

10.6
July 31, 2001 First Amendment of Agreement dated March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Houston American Energy Corp., filed as an exhibit to the quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on April 16, 2002 and incorporated herein by reference.

10.7
Exchange Agreement dated July 29, 2004, between Unicorp, Inc. and Affiliated Holdings, Inc., filed as an exhibit to the quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on August 5, 2004 and incorporated herein by reference.

10.8
2004 Stock Option Plan, filed as an exhibit to the definitive information statement on Schedule 14C, filed with the Securities and Exchange Commission on September 1, 2004 and incorporated herein by reference.

10.9
Standby Equity Agreement dated as of February 3, 2006, by and between Unicorp, Inc. and Cornell Capital Partners, L.P., filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.10
Registration Rights Agreement dated as of February 3, 2006, by and between Unicorp, Inc. and Cornell Capital Partners, LP, filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.11
Assignment and Bill of Sale effective June 1, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc., filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.12
Assignment and Bill of Sale effective August 1, 2005 between Affiliated Holdings, Inc. and Walter Johnson, filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.13
Participation Letter Agreement dated June 2, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc., filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.14
Participation Letter Agreement dated July 21, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc., filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.15
Farmout Agreement dated April 12, 2005 between Affiliated Holdings, Inc. and La Mesa Partners, L.C, filed as an exhibit to the registration statement on Form SB-2, filed with the Securities and Exchange Commission on November 16, 2005 and incorporated herein by reference.

10.16
Employment Agreement Dated November 6, 2007 between Unicorp, Inc. and James T. DeGraffenreid, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2007 and incorporated herein by reference.

10.17
2007 Stock Option Plan, filed as an exhibit to the definitive information statement on Schedule 14C, filed with the Securities and Exchange Commission on March 11, 2008 and incorporated herein by reference.

10.18
Letter Agreement, dated as of March 14, 2008, by and between Unicorp, Inc. and Clear Financial Solutions, Inc. (for services of Mr. Plumb as CFO), filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on March 14, 2008 and incorporated herein by reference.

14.1	Code of Ethics, filed as an exhibit to the annual report on Form 10-KSB, filed with the Securities and Exchange Commission on April 15, 2005 and incorporated herein by reference.

21.1	List of subsidiaries, filed as an exhibit to the quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on November 22, 2004 and incorporated herein by reference.

23.1	Consent of Malone & Bailey, PC (filed herewith).

23.2	Consent of Thomas Leger & Co., L.L.P. (filed herewith).

23.3	Consent of legal counsel (see Exhibit 5.1).

24.1	Power of Attorney

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on May 2, 2008.

STRIKER OIL & GAS, INC.

Date: May 2, 2008	By: /s/ KEVAN CASEY
Kevan Casey
Chief Executive Officer (Principal Executive Officer) and Director

Date: May 2, 2008	By: /s/ STEVEN M. PLUMB
Steven M. Plumb
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Striker Oil & Gas, Ltd., a Nevada corporation, do hereby constitute and appoint Kevan Casey and Steven M. Plumb and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ KEVAN CASEY Kevan Casey	Chief Executive Officer (Principal Executive Officer) and Director	May 2, 2008
/s/ ROBERT G. WONISH Robert G. Wonish	Director	May 2, 2008